                                                                     Exhibit 2.1





                         Dated as of September 24, 2001



                            ASSET PURCHASE AGREEMENT

                                  by and among

                        MARINER POST-ACUTE NETWORK, INC.

                           MARINER HEALTH GROUP, INC.

                   THE MPAN SELLERS IDENTIFIED ON SCHEDULE 1A

                    THE MHG SELLERS IDENTIFIED ON SCHEDULE 1A



                                       and



                          GENESIS HEALTH VENTURES, INC.

                      NEIGHBORCARE PHARMACY SERVICES, INC.

                                TABLE OF CONTENTS

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
SECTION 1        DEFINED TERMS....................................................................................2
         1.1      Definitions.....................................................................................2
         1.2      Certain Rules of Construction...................................................................2

SECTION 2        PURCHASE AND SALE OF ASSETS......................................................................3
         2.1      Acquired and Excluded Assets....................................................................3
         2.2      Purchase Price..................................................................................5
         2.3      Preparation and Delivery of Financial Information; Calculation of Closing Payment
                  and Cash Purchase Price........................................................................10
         2.4      Contract Assumption............................................................................14
         2.5      Amounts Due Under Designated Contracts.........................................................15
         2.6      Assumed and Excluded Liabilities...............................................................15
         2.7      Allocation of Cash Purchase Price..............................................................16
         2.8      Transfer Taxes.................................................................................16
         2.9      Prorations.....................................................................................16
         2.10     Reconciliation and Allocations.................................................................17

SECTION 3        CONDITIONS TO CLOSING...........................................................................18
         3.1      Conditions Precedent to Obligations of MPAN, MHG, Sellers, GHV, and Purchaser..................18
         3.2      Conditions Precedent to Obligations of MPAN, MHG, and Sellers..................................18
         3.3      Conditions Precedent to the Obligations of GHV and Purchaser...................................19

SECTION 4        THE CLOSING.....................................................................................20
         4.1      Closing........................................................................................20
         4.2      Deliveries by MPAN, MHG, and Sellers at Closing................................................20
         4.3      Deliveries by GHV and Purchaser at Closing.....................................................22
         4.4      Delivery of Acquired Assets....................................................................22

SECTION 5        REPRESENTATIONS AND WARRANTIES OF MPAN, MHG, AND SELLERS........................................23
         5.1      Organization, Standing and Authority...........................................................23
         5.2      Transfer of Acquired Assets....................................................................23
         5.3      Real Property..................................................................................24
         5.4      Contracts......................................................................................24
         5.5      Intellectual Property Rights...................................................................26
         5.6      Brokers........................................................................................27
         5.7      Employee Matters...............................................................................27
         5.8      Financial Statements...........................................................................27
         5.9      Licenses, Compliance with Laws.................................................................27
         5.10     Institutional Pharmacy Business................................................................28
         5.11     Intentionally Omitted..........................................................................28
         5.12     Environmental Matters..........................................................................28
         5.13     Litigation.....................................................................................29
         5.14     Included Mariner Receivables...................................................................29

SECTION 6        REPRESENTATIONS AND WARRANTIES OF GHV AND PURCHASER.............................................29
         6.1      Organization, Standing and Authority...........................................................29
         6.2      Transfer of Acquired Assets....................................................................30
         6.3      Brokers........................................................................................30
         6.4      GHV's Senior Creditors' Steering Committee Approval............................................30


                                TABLE OF CONTENTS

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
SECTION 7        COVENANTS.......................................................................................30
         7.1      The Mariner Bankruptcy Courts Approvals........................................................30
         7.2      The Genesis Bankruptcy Court Approvals.........................................................31
         7.3      Closing........................................................................................32
         7.4      Conduct of Business by MPAN, MHG, and Sellers Pending the Closing..............................32
         7.5      Conduct of Business by Purchaser After the Closing.............................................32
         7.6      Access and Information.........................................................................32
         7.7      Notification...................................................................................33
         7.8      Satisfaction of Conditions.....................................................................33
         7.9      Filings........................................................................................33
         7.10     Employment Matters.............................................................................34
         7.11     Additional Matters and Further Assurances......................................................35
         7.12     Maintenance of Books and Records...............................................................36
         7.13     Confidentiality................................................................................37
         7.14     Further Solicitations..........................................................................38
         7.15     Restriction on Use of Names....................................................................39
         7.16     Purchaser's Submission to the Genesis Bankruptcy Court.........................................39
         7.17     MPAN's, MHG's, and Sellers' Submissions to the Mariner Bankruptcy Courts.......................39
         7.18     Restriction on Acceptance of Other Offers......................................................40
         7.19     Option to Sublicense Compuaims Medicare Part B Billing Software................................40
         7.20     Management Agreements..........................................................................40
         7.21     Use of Service Mark............................................................................41

SECTION 8        TERMINATION.....................................................................................41
         8.1      Termination....................................................................................41
         8.2      Termination Payments...........................................................................43
         8.3      Procedure and Effect of Termination............................................................44

SECTION 9        INDEMNIFICATION.................................................................................45
         9.1      MPAN's, MHG's, and Sellers' Obligation to Indemnify............................................45
         9.2      GHV's and Purchaser's Obligation to Indemnify..................................................45
         9.3      Notice to Indemnifying Party...................................................................46
         9.4      Time Limitations...............................................................................46
         9.5      Set off as Exclusive Remedy....................................................................46
         9.6      Threshold......................................................................................47
         9.7      Additional Limitation Regarding Waivers of Conditions..........................................47
         9.8      Remedies Exclusive.............................................................................48

SECTION 10       GENERAL PROVISIONS..............................................................................48
         10.1     Notices........................................................................................48
         10.2     Survival of Representations, Warranties, and Covenants.........................................50
         10.3     No Implied Warranties; No Liability of Agents..................................................50
         10.4     Insurance Proceeds.............................................................................50
         10.5     Public Announcements...........................................................................50

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                                TABLE OF CONTENTS

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
         10.6     Descriptive Headings...........................................................................50
         10.7     Entire Agreement; Assignment...................................................................51
         10.8     Governing Law..................................................................................51
         10.9     Expenses.......................................................................................52
         10.10    Amendment......................................................................................52
         10.11    Waiver.........................................................................................52
         10.12    Counterparts; Effectiveness....................................................................52
         10.13    Severability; Validity; Parties in Interest....................................................52
         10.14    Court Approval.................................................................................52
         10.15    Guaranty of Performance; Proportionate Liability...............................................53
         10.16    Representation by Counsel......................................................................53
         10.17    Successors and Assigns.........................................................................53
         10.18    References to Knowledge........................................................................53
         10.19    Certain Terminations of Services Contracts.....................................................53



Annex A                             Definitions                                                  A-1
Schedule 1A                         MPAN Sellers and MHG Sellers                                 S-1A
Schedule 2.1(a)                     Selling Affiliates and Additional Assets                     S-2.1(a)
Schedule 2.1(a)(iv)                 Rebate Accounts Receivable                                   S-2.1(a)(iv)
Schedule 2.1(b)(vii)                Additional Excluded Assets                                   S-2.1(b)(vii)
Schedule 2.1(b)(viii)               Designated Contracts Not Assignable Without
                                    Consent under Bankruptcy Code                                S-2.1(b)(viii)
Schedule 2.2(b)(i)(B)               Retail Pharmacies                                            S-2.2(b)(i)(B)
Schedule 2.3(a)(i)                  Inventory Procedures                                         S-2.3(a)(i)
Schedule 2.4(a)                     Designated Contracts                                         S-2.4(a)
Schedule 2.7                        Allocation of Cash Purchase Price                            S-2.7
Schedule 2.9                        Accounts Payable Procedures                                  S-2.9
Schedule 3.3(c)                     Acceptable Title Insurance Exceptions                        S-3.3(c)
Schedule 3.3(f)                     Required Consents                                            S-3.3(f)
Schedule 3.3(h)                     Form of Non-Compete Agreements                               S-3.3(h)
Schedule 4.2(a)                     Form of Bill of Sale                                         S-4.2(a)
Schedule 4.2(e)                     Form of Vesting Deed                                         S-4.2(e)
Schedule 4.2(f)                     Form of Assignment and Assumption Agreements                 S-4.2(f)
Schedule 5.1                        Exceptions to Good Standing                                  S-5.1
Schedule 5.2                        Permitted Liens                                              S-5.2
Schedule 5.3(a)                     Owned Real Property                                          S-5.3(a)
Schedule 5.3(c)                     Other Occupants                                              S-5.3(c)
Schedule 5.4(a)                     Real Property Leases                                         S-5.4(a)
Schedule 5.4(b)(i)                  Independent Facility Contracts                               S-5.4(b)(i)
Schedule 5.4(b)(ii)                 Independent Facility Arrangements                            S-5.4(b)(ii)
Schedule 5.4(c)                     Services Contracts                                           S-5.4(c)
Schedule 5.4(d)                     Other Contracts                                              S-5.4(d)
Schedule 5.5                        Intellectual Property                                        S-5.5
Schedule 5.7                        Acquired Business Employees                                  S-5.7
Schedule 5.8                        March Financial Statements                                   S-5.8
Schedule 5.9(a)                     Sellers' Licenses                                            S-5.9(a)
Schedule 5.9(b)                     Sellers' License Violations                                  S-5.9(b)
Schedule 5.10                       Institutional Pharmacy Business                              S-5.10
Schedule 5.12(e)                    Underground Storage Tanks                                    S-5.12(e)
Schedule 5.13                       Litigation                                                   S-5.13
Schedule 7.1(a)(i)                  Form of Bidding Procedures Order                             S-7.1(a)(i)
Schedule 7.1(a)(ii)                 Form of Sellers' Approval Order                              S-7.1(a)(ii)
Schedule 7.2(a)                     Form of Purchaser's Approval Order                           S-7.2(a)
Schedule 7.10(a)                    Excluded Employees                                           S-7.10(a)
Schedule 7.20                       Form of Management Agreement                                 S-7.20
Schedule 7.21                       Service Mark                                                 S-7.21

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated as of September 24, 2001 ("Agreement"), is made and entered into by and among Mariner Post-Acute Network, Inc., a Delaware corporation ("MPAN"), Mariner Health Group, Inc., a Delaware corporation ("MHG"), the corporate entities related to MPAN identified in
Schedule 1A hereto (the "MPAN Sellers"), the corporate entities related to MHG identified in Schedule 1A hereto (the "MHG Sellers") (the MPAN Sellers and the MHG Sellers being hereinafter collectively referred to as the "Sellers"), Genesis Health Ventures, Inc., a Pennsylvania corporation ("GHV"), and NeighborCare Pharmacy Services, Inc., a Delaware corporation which is a wholly-owned subsidiary of GHV ("Purchaser").

                                    RECITALS

         WHEREAS, MPAN, the MPAN Sellers, and certain other related business entities are debtors under those cases which are jointly administered and consolidated for procedural purposes only (the "MPAN Bankruptcy Cases") filed with the United States Bankruptcy Court for the District of Delaware (the "MPAN Bankruptcy Court") on January 18, 2000, captioned "In Re: Mariner Post-Acute Network, Inc., a Delaware corporation, and affiliates, Debtors" Case No. 00-113
(MFW) (Jointly Administered Case Nos. 00-113 (MFW) through 00-214 (MFW), inclusive);

         WHEREAS, MHG, the MHG Sellers, and certain other related business entities are debtors under those cases which are jointly administered and consolidated for procedural purposes only (the "MHG Bankruptcy Cases") filed with the United States Bankruptcy Court for the District of Delaware (the "MHG Bankruptcy Court") on January 18, 2000, captioned "In Re: Mariner Health Group, Inc., a Delaware corporation, and affiliates, Debtors" Case No. 00-215 (MFW) (Jointly Administered Case Nos. 00-215 (MFW) through 00-301 (MFW), inclusive);

         WHEREAS, the MPAN Bankruptcy Cases and the MHG Bankruptcy Cases are collectively referred to herein as the "Mariner Bankruptcy Cases", and when the MPAN Bankruptcy Court and the MHG Bankruptcy Court are referred to herein with regard to the Mariner Bankruptcy Cases, together they are referred to as the "Mariner Bankruptcy Courts";

         WHEREAS, MPAN, MHG, and Sellers continue to operate their businesses as debtors-in-possession;

         WHEREAS, when the United States Bankruptcy Court for the District of Delaware is generally referred to without reference to any given case or cases, it is referred to as the "Bankruptcy Court";

         WHEREAS, GHV, Purchaser, and certain of their related business entities are debtors under those cases which are jointly administered and consolidated for procedural purposes only (the "Genesis Bankruptcy Cases") filed with the Bankruptcy Court on June 22, 2000, captioned "In re Genesis Health Ventures, Inc., et al., Debtors" Case No. 00-2692 (JHW) (Jointly Administered Case Nos. 00-2691 through 00-2836);

         WHEREAS, when the Bankruptcy Court is referred to herein with regard to the Genesis Bankruptcy Cases it is referred to as the "Genesis Bankruptcy Court";

         WHEREAS, GHV and Purchaser continue to operate their businesses as debtors-in-possession;

         WHEREAS, Purchaser desires to purchase from Sellers the Acquired Assets (as defined below) and to assume certain liabilities from Sellers in connection therewith, and Sellers desire to sell, convey, assign, and transfer to Purchaser the Acquired Assets concurrently with Purchaser's assumption of certain obligations and liabilities relating thereto, pursuant to the terms and conditions of this Agreement; and

         WHEREAS, subject to the provision for higher and better offers from third parties, the Acquired Assets are intended to be sold pursuant to the terms of this Agreement and an order or orders of (i) the Mariner Bankruptcy Courts approving such sale under section 363 of the Bankruptcy Code and the assumption of certain executory and unexpired contracts and leases and of liabilities under section 365 of the Bankruptcy Code (collectively, the "Sellers' Approval Orders") and (ii) the Genesis Bankruptcy Court (x) approving an increase in GHV's debtor-in-possession line of credit, (y) approving the use of such increased line of credit by Purchaser to consummate the transactions contemplated hereby, and (z) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (collectively, all as more fully set forth in the form attached hereto as Schedule 7.2(a), the "Purchaser's Approval Order");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, subject to the approval of their respective Bankruptcy Courts, the Parties hereto agree as follows:

                                   SECTION 1

                                  DEFINED TERMS

         1.1 Definitions. Unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth in Annex A hereto.

         1.2 Certain Rules of Construction.

            (a) Any term defined herein in the singular form shall have a comparable meaning when used in the plural form, and vice versa.

            (b) When used herein, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the Preamble, Recitals, Sections, Schedules or Annexes shall refer respectively to the preamble, recitals, articles, sections, schedules or exhibits of this Agreement, unless otherwise expressly provided.

            (c) When used herein, the terms "include," "includes," and "including" are not limiting.

            (d) Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term.

            (e) When a Party's consent is required hereunder, such Party's consent may be granted or withheld in such Party's sole discretion, unless otherwise specified.

                                   SECTION 2

                           PURCHASE AND SALE OF ASSETS

         2.1  Acquired and Excluded Assets.

              (a) Acquired Assets. Subject to the terms and conditions herein set forth, at the Closing, Sellers shall sell, assign, transfer, convey, and deliver to Purchaser free and clear of all Liens (other than the Permitted Liens), and Purchaser shall purchase and accept from Sellers, free and clear of all Liens (other than the Permitted Liens), all of Sellers' right, title, and interest in, to, and under the following, as the same shall exist on the Closing Date (collectively, the "Acquired Assets"): except as provided in Section 2.1(b) below, all assets owned by Sellers, wherever located, whether real, personal, or mixed, tangible or intangible, which shall also include Sellers' (i) interests in joint ventures and other ownership interests or business arrangements (to the extent any required written consent(s) or approval(s) of the other joint venture members, partners, or other parties thereto are obtained), (ii) prepaid items in respect of the Acquired Assets, (iii) Inventory, (iv) rebate accounts receivable, including such rebate accounts receivable listed on Schedule 2.1(a)(iv) hereto (such Schedule to include the name of each payor and the corresponding amount owed with respect to such rebate), (v) Government Payment Program Proceeds, (vi) if any, the Included Mariner Receivables (as defined in
Section 2.3(a)(iv) below), (vii) right, title and interest in and to all of the names of Sellers and any variations thereof (including "American Pharmaceutical Services," "APS," and all corporate names, fictitious names, product names and service names) (subject to Section 7.15 hereof), and (viii) Medicare Part B Business and Assets as it relates only to the provision of Medicare Part B Products and Services to Independent Facilities (the "Acquired Medicare Part B Business and Assets").

              MPAN and MHG, respectively, shall cause the Affiliate or Affiliates of MPAN or MHG as identified in Schedule 2.1(a) (collectively, all such Affiliates of MPAN or MHG identified in Schedule 2.1(a) are herein referred to as the "Selling Affiliates") to sell, assign, transfer, convey, and deliver to Purchaser at Closing free and clear of all Liens (other than the Permitted Liens), and Purchaser shall purchase and accept from such Selling Affiliate(s) free and clear of all Liens (other than the Permitted Liens), all of such Selling Affiliates' right, title, and interest in, to, and under the assets identified in Schedule 2.1(a) hereto which are not owned by any Seller but which are used in the Acquired Business, as the same shall exist on the Closing Date (collectively, the "Additional Assets"). It is hereby understood and agreed that only the Additional Assets owned by the applicable Selling Affiliate identified in Schedule 2.1(a) hereto may be acquired pursuant to this Agreement, and no other assets of such Selling Affiliate whatsoever, whether real, personal, or mixed, tangible or intangible, shall be acquired by Purchaser hereunder.

              (b) Excluded Assets. Only the Acquired Assets and the Additional Assets shall be conveyed by Sellers and the Selling Affiliates and purchased by Purchaser pursuant to this Agreement, and the following assets, rights, and properties of Sellers (collectively, the "Excluded Assets") are not being sold, assigned, transferred, conveyed, or delivered to Purchaser pursuant to this
Agreement:

                   (i) Sellers' cash, cash equivalents, inter-company accounts receivable (including all accounts receivable from MPAN and MHG, except the Included Mariner Receivables (if any)), inter-company notes, securities (including securities representing stock in any of Sellers' subsidiaries) (except for the interests in the joint ventures identified in Section 2.1(a) above) or like assets of Sellers;

                   (ii) Sellers' right, title, and interest in, and to, causes of action arising under Chapter 5 of the Bankruptcy Code;

                   (iii) Sellers' bank or deposit accounts, insurance policies, and insurance proceeds or awards except as specifically provided in Section 10.4 hereof;

                   (iv) Sellers' right, title, and interest in, and to, any loss recapture benefits to which Sellers may be eligible at any time under any agreement or applicable Law, including any Law pertaining to Taxes or any Law pertaining to Medicare, Medicaid, or any Governmental Authority having jurisdiction over Sellers and their business;

                   (v) Sellers' rights and claims (other than those related to any Acquired Assets) against Medicare, Medicaid, CHAMPUS, the Veteran's Affairs program, or any other governmental health care payor (each, a "Government Payment Program" and, collectively, the "Government Payment Programs"), or against any health insurer, any health maintenance organization, or any other non-governmental health care payor;

                   (vi) Sellers' right, title, and interest in, and to, the following assets used exclusively for the provision of Medicare Part B Products and Services to Facilities owned, managed or operated by MPAN, MHG, or any of their respective Affiliates (collectively, the "Mariner Facilities") (which assets shall collectively be referred to herein as the "Excluded Medicare Part B Business and Assets"): Inventory on consignment at Mariner Facilities, equipment at Mariner Facilities, and books and records;

                   (vii) the assets, rights, and properties set forth in
Schedule 2.1(b)(vii) hereto;

                   (viii) any Designated Contract (A)(1) set forth in Schedule 2.1(b)(viii) hereto which may not be assigned to Purchaser under applicable provisions of the Bankruptcy Code without the consent or approval of the other party thereto (such as, without limitation, contracts with Governmental Authorities, personal services contracts, and non-exclusive licenses), or (2) which based upon the objection of a party to a Designated Contract other than a

Seller or Sellers or any of their Affiliates, the Mariner Bankruptcy Courts have determined shall not be assigned to Purchaser under applicable provisions of the Bankruptcy Code without the consent or approval of the other party thereto (such as, without limitation, contracts with Governmental Authorities, personal services contracts, and non-exclusive licenses), and (B) with respect to which the written consent or approval to the assignment of such Designated Contract to Purchaser hereunder has not been provided by the other party thereto as of the Closing;

                   (ix) Sellers' right, title and interest in, and to, Sellers' accounts receivable from Government Payment Programs (it being understood that the Government Payment Program Proceeds are included in the Acquired Assets and are not Excluded Assets);

                   (x) intentionally omitted;

                   (xi) all Contracts other than Designated Contracts.

              The Parties expressly agree and understand that Sellers shall not sell, assign, transfer, convey, or deliver to Purchaser any of the Excluded Assets. The Parties also expressly agree and understand that Purchaser is not hereunder acquiring any assets, rights, or properties, whether real, personal or mixed, tangible or intangible, of MPAN or MHG, whatsoever, except to the extent that they may be owners of the Additional Assets.

         2.2  Purchase Price.

              (a) Closing Payment. In consideration for the transfer of the Acquired Assets and the Additional Assets, Purchaser shall pay, by wire transfer of immediately available funds, to Sellers, or as directed by Sellers, (i) the amount of $42,000,000 less the Current Assets Holdback (as calculated pursuant to Section 2.3(a)(iv) below), at the Closing (the "Closing Payment"), and (ii) the Earnout Payments (in accordance with and subject to the conditions set forth in Section 2.2(b) below) ($42,000,000, as adjusted in accordance with Section 2.3(e), being hereinafter sometimes referred to as the "Cash Purchase Price," and such Cash Purchase Price along with the Earnout Payments being hereinafter collectively referred to as the "Purchase Price").

              (b) Earnout Payments.

                   (i) Certain Definitions. For the purposes of this Section 2.2(b) and the other provisions of this Agreement, the following terms shall have the meanings ascribed to them:

                       (A) "Average Monthly Revenues" means an amount equal to the average of the monthly Accrued Revenues during the 3 full calendar month period (for which Revenue figures are available) immediately preceding an applicable anniversary of the Closing Date.

                       (B) "Accrued Revenues" means the Revenues accrued by Purchaser or any of its Affiliates in consideration for Services provided from and after the Closing pursuant to (1) all Independent Facility Contracts and (2) all Independent Facility Arrangements for the Line(s) of Business any Seller historically provided to each such Independent Facility; provided, however, that for the purposes of this Section 2.2(b), all Revenues accrued by Purchaser or any of its Affiliates in respect of all products and services sold or provided from and after the Closing by the retail pharmacies identified at Schedule 2.2(b)(i)(B) shall be deemed Accrued Revenues.

                       (C) "Independent Facility" means a long-term care facility (including an assisted living facility, nursing facility, skilled nursing facility, long-term care hospital, subacute care facility, independent living facility, continuing care retirement community, and any combination of the foregoing, including any such facilities which may be otherwise designated under applicable state law (individually, a "Facility" and collectively, the "Facilities")) which meets all the following requirements:

                           1. Neither any Seller nor any of its Affiliates has
any ownership, management, or leasehold interest in the Facility or in any Person which owns or participates in the management or leasing of the Facility (collectively, the "Facility Persons");

                           2. Neither any Seller nor any of its Affiliates,
officers, directors, or management level employees are in a position to influence any Facility Person with respect to the Facility's continued use of the Acquired Business as a source of any Services for the Facility and its residents; and

                           3. Neither any Seller nor any of its Affiliates has
directly or indirectly offered to pay, or promised to pay, any remuneration to any Facility Person, or to any Person in a position to influence any Facility Person, with respect to the Facility's continued use of the Acquired Business as a source of Services for the Facility and its residents.

                       (D) "Independent Facility Contract" means a Designated Contract with an Independent Facility to which any Seller is a party and pursuant to which such Seller provides any Services to the Independent Facility or to patients resident in such Facility that is identified on Schedule 5.4(b)(i) as an Independent Facility Contract and is in effect at Closing.

                       (E) "Independent Facility Arrangements" means all understandings and arrangements (other than the Independent Facility Contracts) with Independent Facilities identified on Schedule 5.4(b)(ii) as such Schedule is updated prior to Closing pursuant to Section 5.4(b) (which Schedule shall include a list of the Independent Facilities that have provided Revenues to Sellers within the 12 month period immediately prior to the Closing Date for Services provided by Sellers, the Services (identified by the respective Line(s) of Business) provided thereto, and the Revenues for such 12 month period.

                       (F) "Revenues" means net revenues determined in accordance with Sellers' Accounting Policies.

                       (G) "Services" means dispensing and/or distributing all or any of the following to Facilities or to patients resident at such
Facilities: (i) pharmaceutical products, pharmaceutical services provided or customarily provided to a Facility by an institutional pharmacy, consultant pharmacy services, infusion therapy products and services, (ii) oxygen and other respiratory supplies and equipment, or (iii) parenteral or enteral nutrition products, patient specific wound care products, ostomy and urological supplies. Each of clauses (i), (ii), and (iii) above is individually a "Line of Business".

                  (ii) Calculation and Payment of Earnout Payments.

                       (A) The amounts set forth below, subject to reduction in accordance with the provisions of this Section 2.2(b) (the "Earnout Payments"), shall be paid by Purchaser to Sellers, in accordance with the following:

                           1. The amount of $6,000,000 not later than 30 days
following the date that is the first anniversary of the Closing Date, subject to downward adjustment as described below in Section 2.2(b)(ii)(B) below if the Average Monthly Revenues are less than $10,500,000;

                           2. The amount of $6,000,000 not later than 30 days
following the date that is the second anniversary of the Closing Date, subject to downward adjustment as described below in Section 2.2(b)(ii)(B) below if the Average Monthly Revenues are less than $9,900,000; and

                           3. The amount of $6,000,000 not later than 30 days
following the date that is the third anniversary of the Closing Date, subject to downward adjustment as described below in Section 2.2(b)(ii)(B) below if the Average Monthly Revenues are less than $9,400,000.

                       (B) Each Earnout Payment described in Section 2.2(b)(ii)(A)1, 2, and 3 above shall be reduced proportionately to the extent that the Average Monthly Revenues utilized in the calculation of such Earnout Payment are less than the stated threshold amount of Average Monthly Revenues required for the payment of the full amount of such Earnout Payment. For example, if with respect to Section 2.2(b)(ii)(A)1 above the Average Monthly Revenues are $5,250,000, then the Earnout Payment would be $3,000,000 (i.e., $6,000,000 multiplied by $5,250,000 divided by $10,500,000).

                       (C) For the purposes of calculating the amount of each Earnout Payment, (i) an Independent Facility shall no longer be taken into account in calculating an Earnout Payment as of such date that Purchaser or any of its Affiliates cease providing (1) all Services which are covered by an Independent Facility Contract, or (2) Services in the Line(s) of Business historically provided by a Seller to an Independent Facility or its patients or residents pursuant to an Independent Facility Arrangement, for any reason whatsoever other than the termination of the Independent Facility Contract or the Independent Facility Arrangement with such Independent Facility as a result of Purchaser's or any of its Affiliates' breach of or default under such contract or arrangement, and (ii) Revenues accrued by Purchaser or any of its Affiliates for Services provided to a Facility which is an Independent Facility as of the Closing but which later ceases to qualify as an Independent Facility will not be considered Accrued Revenues from and after such date the Facility in question no longer qualifies as an Independent Facility, and such Revenues shall not be taken into account in calculating an Earnout Payment, and (iii) Revenues accrued by Purchaser or any of its Affiliates for Services (1) which are not covered under an existing Independent Facility Contract, or (2) which are not in the Line(s) of Business historically provided under an Independent Facility Arrangement, will not be considered Accrued Revenues, and such Revenues shall not be taken into account in calculating an Earnout Payment (provided, however, that for the purposes of this clause (iii) Revenues accrued by Purchaser or any of its Affiliates for the provision of consultant pharmacy services to Independent Facilities to which a Seller provided Services covered by an Independent Facility Contract in the Line of Business described in Section 2.2(b)(i)(G)(i) under a new or amended Independent Facility Contract shall be taken into account in calculating an Earnout Payment). Notwithstanding the foregoing, if any Independent Facility Contract or Independent Facility Arrangement expires or is terminated for any reason whatsoever, and such Independent Facility Contract or Independent Facility Arrangement is renewed or Purchaser or any of its Affiliates and the Independent Facility in question enter into a new or amended Services Contract or Independent Facility Arrangement, then such renewed, new or amended Services Contract or Independent Facility Arrangement shall be deemed either (1) an Independent Facility Contract, to the extent the Line(s) of Business covered by such Services Contract were covered under the terminated or expired Independent Facility Contract or (2) an Independent Facility Arrangement, to the extent the Line(s) of Business covered by such arrangement were historically provided under the terminated or expired Independent Facility Arrangement, as the case may be, and in each instance, the Accrued Revenues thereunder shall be included in the calculation of Average Monthly Revenues. In the event of the termination of an Independent Facility Contract as a result of Purchaser's or any of its Affiliates' breach of or default under such contract, an amount equal to the Accrued Revenues that would have been generated through the term of such contract had it not been so terminated (and which such Accrued Revenues shall be calculated based upon the average monthly Accrued Revenues under such contract calculated using the 3 full calendar month period immediately preceding such contract's termination) will be considered Accrued Revenues and will be taken into account in calculating an Earnout Payment. In the event of the (y) termination of an Independent Facility Contract by any party thereto that does not result from the breach or default by Purchaser or any of its Affiliates of such contract's terms, or (z) expiration of an Independent Facility Contract pursuant to its terms and such contract is not renewed, then no Revenues with respect to such contracts following such termination or expiration shall be taken into account in calculating an Earnout Payment.

                       (D) Each Earnout Payment that is less than $6,000,000 shall be accompanied by (and if no Earnout Payment is made, then MPAN, MHG, and Sellers shall be provided) a written statement prepared by Purchaser (the "Earnout Payment Statement"). Each such Earnout Payment Statement shall set forth in reasonable detail the information and data used in the calculation of the Earnout Payment (or the absence thereof) in question, including a listing of all Independent Facilities used in such calculation of the amount of Accrued Revenues and the amount of Accrued Revenues attributable to each such Independent Facility.

                       (E) After the later of (i) Sellers' receipt of each Earnout Payment that is less than $6,000,000, or (ii) Sellers' receipt of the Earnout Payment Statement if no Earnout Payment is received (such date being herein referred to as the "Payment Date"), Sellers shall have 20 Business Days to deliver written notice (the "Earnout Payment Objection Notice") to Purchaser stating that they object to the amount or calculation of the Earnout Payment. If the Earnout Payment Objection Notice is not received by Purchaser on or prior to the 20th Business Day after the Payment Date, Sellers shall be deemed to have accepted and agreed to the amount and calculation of the Earnout Payment unless such failure to provide an Earnout Payment Objection Notice is a result of Purchaser's and/or GHV's failure to timely provide or make available to MPAN, MHG, and Sellers all information and documentation reasonably requested by them pursuant to Section 2.2(b)(ii)(F) below, in which case such Earnout Payment Objection Notice shall be provided to Purchaser no later than the date that is 30 Business Days after the Payment Date (the "Extended Earnout Payment Objection Notice Date"). If, however, Sellers provide an Earnout Payment Objection Notice to Purchaser on or prior to the 20th Business Day or the Extended Earnout Payment Objection Notice Date, as the case may be, after the Payment Date, the Parties shall in good faith attempt to resolve their differences with respect to all objections set forth therein within 30 Business Days (or such longer period as all Parties may agree in writing) following Purchaser's receipt of such Earnout Payment Objection Notice (the "Earnout Payment Resolution Period"), and any resolution agreed upon by the Parties in writing as to any such objections shall, subject to the provisions of the Bankruptcy Code, be final, binding, and conclusive on all Parties. In so doing, the Parties may, but shall not be obligated to, engage a mutually agreed upon independent accounting firm experienced in audit projects to assist in such resolution by acting as a non-binding mediator. Sellers shall not object to any method, principle, practice, or policy employed in the calculation of the applicable Earnout Payment if such method, principle, practice, or policy is consistent in all material respects with Sellers' Accounting Policies, provided, however, that the foregoing shall not be construed to prohibit Sellers from objecting to the fact that any method, principle, practice, or policy employed in the calculation of the applicable Earnout Payment was or may have been applied in a manner that was not materially consistent with Sellers' Accounting Policies. All objections relating to the amount or calculation of an Earnout Payment remaining in dispute at the conclusion of the Earnout Payment Resolution Period shall be promptly submitted to the MPAN Bankruptcy Court for determination, and the determination of the MPAN Bankruptcy Court in such dispute shall be final, binding, and conclusive on all Parties. Each Party shall bear its own costs related to the review, investigation, and resolution of all objections raised by Sellers to the amount or calculation of any Earnout Payment. Any amount finally determined to be owed by Purchaser to Sellers in accordance with this Section 2.2(b)(ii)(E) (the "Earnout Deficiency Amount") shall accrue simple interest on the full amount thereof for the period commencing on the date such Earnout Deficiency Amount should have been paid by Purchaser to Sellers and ending on the date such Earnout Deficiency Amount is actually paid to Sellers, and such simple interest shall accrue at the rate of 8% per annum.

                       (F) MPAN, MHG, and Sellers, together with their financial advisors, legal counsel, accountants, consultants, and other authorized representatives, shall have the right to review, and shall, upon reasonable advance notice to GHV and Purchaser and during normal business hours, have the right to conduct an audit or audits (the "Earnout Audit") to confirm the information and calculations provided or performed, as the case may be, by GHV and Purchaser hereunder with respect to the amount and calculation of each Earnout Payment to the extent that such Earnout Payment is less than $6,000,000 or no Earnout Payment is made. If less than $6,000,000 is paid to Sellers in respect of any of the 3 Earnout Payments on the applicable Payment Date, or if no Earnout Payment is made on such Payment Date, then, throughout the period commencing on the applicable Payment Date and ending on the last day of the applicable Earnout Payment Resolution Period, GHV and Purchaser shall afford to MPAN, MHG, and their financial advisors, legal counsel, accountants, consultants, and other authorized representatives reasonable access during normal business hours to all books, records, properties, and personnel of GHV and Purchaser that pertain to the calculation of the Earnout Payments (including the work papers of GHV, Purchaser and their respective accountants utilized in preparing such Earnout Payment Statement) and, during such period, shall furnish as promptly as practicable to MPAN, MHG, and Sellers any and all such information and documentation as MPAN, MHG, and Sellers may reasonably request pertaining to the calculation of the Earnout Payments (provided that such right of access with respect to an applicable Earnout Payment shall terminate if an Earnout Payment Objection Notice with respect to such applicable Earnout Payment is not delivered to Purchaser in accordance with this Agreement).

         2.3 Preparation and Delivery of Financial Information; Calculation of Closing Payment and Cash Purchase Price.

              (a) Prior to Closing, Sellers shall prepare and deliver to
Purchaser:

                   (i) (A) not later than July 30, 2001, a balance sheet of Sellers as of June 30, 2001 which shall include therein the Additional Assets (the "June Balance Sheet"). The June Balance Sheet shall be prepared by Sellers in good faith on a basis consistent in all material respects with the Sellers' combined, consolidated financial statements previously delivered by Sellers to Purchaser and GHV and attached hereto as Schedule 5.8 (the "March Financial Statements"), which March Financial Statements were prepared as of March 31, 2001 in accordance with (1) GAAP, and (2) the methods, principles, practices and policies employed by Sellers historically in the preparation and presentation of their financial information consistently applied ((1) and (2) being herein collectively referred to as the "Sellers' Accounting Policies"). As part of the procedures used to prepare the June Balance Sheet, and in accordance with the provisions set forth in Schedule 2.3(a)(i) hereto, (i) an independent inventory counting service, arranged and paid for by Sellers, conducted a physical count of all Inventory (excluding Inventory included in Excluded Medicare Part B Business and Assets) at all of Sellers' locations on or about June 30, 2001 and
(ii) employees of Sellers conducted a physical count of all Inventory included in the Acquired Medicare Part B Business and Assets (which included such Inventory at Sellers' locations and on consignment at the locations of Sellers' third party customers) on or about May 31, 2001 (the inventory count described in parts (i) and (ii) above being collectively referred to as the "June Inventory"). Sellers and their representatives (including their outside auditors) and GHV, Purchaser, and their representatives (including their outside auditors) were allowed to monitor the June Inventory at such locations as Sellers and their representatives, in their sole discretion, and GHV, Purchaser, and their representatives, in their sole discretion, deemed necessary.

                       (B) at least 20 Business Days prior to Closing, a balance sheet of Sellers (the "Pre-Closing Balance Sheet") as of a date that is the last day of a calendar month and not more than 60 days prior to Closing (the "Pre-Closing Balance Sheet Date"). The Pre-Closing Balance Sheet shall be prepared by Sellers in good faith on a basis consistent in all material respects with the Sellers' Accounting Policies. As part of the procedures used to prepare the Pre-Closing Balance Sheet, Sellers shall roll-forward the June Inventory to the Pre-Closing Balance Sheet Date (the "Pre-Closing Inventory").

                   (ii) at least 20 Business Days prior to the Closing, a statement of Net Current Assets as of the Pre-Closing Balance Sheet Date (the "Pre-Closing Statement of Net Current Assets"), derived from the Pre-Closing Balance Sheet. The Pre-Closing Statement of Net Current Assets shall be prepared by Sellers in good faith on a basis consistent in all material respects with Sellers' Accounting Policies, and shall set forth (1) the amount of Net Current Assets as of the Pre-Closing Balance Sheet Date (it being understood that no Mariner Receivables are included in the definition of Net Current Assets set forth in Annex A) (the "Pre-Closing Net Current Assets"), and (2) a reasonably detailed calculation of the Pre-Closing Net Current Assets showing each separate component of such calculation, including the type and amount of accounts receivable, rebate accounts receivable, Inventory, and prepaid expenses. For the purposes of calculating the Pre-Closing Net Current Assets (A) no inventory reserve shall be used as an offset against Net Current Assets and (B) the value of the assets of APS-Summit Care Pharmacy, LLC (the "Austin Joint Venture") as stated in the Pre-Closing Balance Sheet shall be reduced by an amount equal to 50% of the value of the Austin Joint Venture's Inventory, accounts receivable, rebate accounts receivable (if any), prepaid expenses and cash in depository accounts.

                   (iii) at least 15 Business Days prior to the Closing, an estimated statement of the Assumed Reserved Liabilities as of the Closing Date (the "Statement of Estimated Assumed Reserved Liabilities"). Purchaser shall review such statement and prepare and deliver to Sellers, not later than 5 Business days following Purchaser's receipt of the Statement of Estimated Assumed Reserved Liabilities, a statement setting forth some, all, or none of the liabilities in the Statement of Estimated Assumed Reserved Liabilities that, in Purchaser's sole and absolute discretion, it agrees to assume upon Closing (the "Statement of Assumed Reserved Liabilities"). The liabilities set forth in the Statement of Assumed Reserved Liabilities delivered to Sellers shall be the "Assumed Reserved Liabilities".

                   (iv) at least 3 Business Days prior to Closing, a statement (the "Sellers' Calculation of the Current Assets Holdback"). The Sellers' Calculation of the Current Assets Holdback shall set forth (1) the Pre-Closing Net Current Assets, (2) a reasonably detailed listing of the individual and aggregate amounts of all Mariner Receivables that MPAN, MHG, and Sellers, respectively, decide, in their respective sole and absolute discretion, to include as part of the Acquired Assets (the "Included Mariner Receivables"), and
(3) the "Current Assets Holdback", which shall equal the amount, if any, by which $44,500,000 exceeds the result of the following calculation: Pre-Closing Net Current Assets plus Included Mariner Receivables less Assumed Reserved Liabilities.

              (b) As of the Closing Date, and in accordance with the provisions set forth in Schedule 2.3(a)(i) hereto, (i) an independent inventory counting service, arranged for by Sellers and paid for by Purchaser, shall conduct a physical count of all Inventory (excluding Inventory included in Sellers' Medicare Part B Business and Assets) at all of Sellers' locations and (ii) employees of Sellers shall conduct a physical count of all Inventory included in the Acquired Medicare Part B Business and Assets (which shall include such Inventory at Sellers' locations and on consignment at the locations of Sellers' third party customers) (the inventory count described in parts (i) and (ii) above being collectively referred to as the "Closing Inventory"). Sellers and their representatives (including their outside auditors) and GHV, Purchaser, and their representatives (including their outside auditors) shall be allowed to monitor the Closing Inventory at such locations as Sellers and their representatives, in their sole discretion, and GHV, Purchaser, and their representatives, in their sole discretion, deem necessary. The Closing Inventory shall be used by Purchaser in its preparation of the Closing Balance Sheet (as defined below in Section 2.3(c)).

              (c) Within 120 days after the Closing Date, Purchaser shall prepare and deliver to Sellers:

                   (i) a balance sheet of Sellers as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by Purchaser in good faith on a basis consistent in all material respects with Sellers' Accounting Policies.

                   (ii) a statement of Net Current Assets as of the Closing Date (the "Closing Statement of Net Current Assets"), derived from the Closing Balance Sheet. The Closing Statement of Net Current Assets shall be prepared by Purchaser in good faith on a basis consistent in all material respects with Sellers' Accounting Policies, and shall set forth (1) the amount of Net Current Assets as of the Closing Date (it being understood that no Mariner Receivables are included in the definition of Net Current Assets set forth in Annex A) (the "Closing Net Current Assets"), and (2) a reasonably detailed calculation of the Closing Net Current Assets showing each separate component of such calculation, including the type and amount of accounts receivable, rebates accounts receivable, Inventory, and prepaid expenses. For the purposes of calculating the Closing Net Current Assets (A) no inventory reserve shall be used as an offset against Net Current Assets, and (B) the value of the assets of the Austin Joint Venture as stated in the Closing Balance Sheet shall be reduced by an amount equal to 50% of the value of the Austin Joint Venture's Inventory, accounts receivable, rebate accounts receivable (if any), prepaid expenses and cash in depository accounts.

                   (iii) a statement as of the Closing Date (the "Purchaser's Calculation of the Current Assets Reduction"). The Purchaser's Calculation of the Current Assets Reduction shall set forth (1) the Closing Net Current Assets,
(2) an amount equal to the amount of the Included Mariner Receivables actually paid to and received by Purchaser as of the date on which the Closing Balance Sheet is delivered (the "Paid Included Mariner Receivables"), and (3) the "Current Assets Reduction", which shall equal the amount, if any, by which $44,500,000 exceeds the result of the following calculation: Closing Net Current Assets, plus Paid Included Mariner Receivables, less Assumed Reserved Liabilities.

              (d) After receipt of the Closing Balance Sheet, the Closing Statement of Net Current Assets, and the Purchaser's Calculation of the Current Assets Reduction (collectively, the "Closing Statements"), Sellers (including their advisors), shall have 60 days to review them together with all work papers of GHV, Purchaser, their respective accountants, and the independent inventory counting service used in the preparation thereof, and GHV and Purchaser shall, immediately upon Sellers' request, provide to Sellers copies of all such work papers of GHV, Purchaser, their respective accountants, and the independent inventory counting service utilized in preparing such Closing Statements. Unless Sellers deliver written notice (the "Closing Statements Objection Notice") to GHV and Purchaser on or prior to the 60th day after Sellers' receipt of the Closing Statements stating that they object thereto, Sellers shall be deemed to have accepted and agreed to the Closing Statements. If, however, Sellers provide a Closing Statements Objection Notice to GHV and Purchaser on or prior to the 60th day after Sellers' receipt of the Closing Statements, all Parties shall in good faith attempt to resolve their differences with respect to all objections set forth therein within 30 Business Days (or such longer period as all Parties may agree upon in writing) following GHV's and Purchaser's receipt of such Closing Statements Objection Notice (the "Resolution Period"), and any resolution by all Parties in writing as to any such objections shall, subject to the provisions of the Bankruptcy Code, be final, binding, and conclusive on all Parties. In so doing, the Parties may, but shall not be obligated to, engage a mutually agreed upon independent accounting firm experienced in audit projects to assist in such resolution by acting as a non-binding mediator. Sellers shall not object to any method, principle, practice, or policy employed in the preparation of the Closing Statements if such method, principle, practice, or policy is consistent in all material respects with Sellers' Accounting Policies and this Agreement, provided, however, that the foregoing shall not be construed to prohibit Sellers from objecting to the fact that any method, principle, practice, or policy employed in the preparation of the Closing Statements was or may have been applied in a manner that was not materially consistent with Sellers' Accounting Policies and this Agreement. All objections relating to any current assets and other accounts set forth in the Closing Statements remaining in dispute at the conclusion of the Resolution Period shall be promptly submitted to the MPAN Bankruptcy Court for determination, and the determination of the MPAN Bankruptcy Court in such dispute shall be final, binding, and conclusive on all Parties, all of whom hereby waive their right to appeal in respect of any such determination. Each Party shall bear its own costs related to the review, investigation, and resolution of all objections raised by Sellers to the Closing Statements.

                   (e) Once the Closing Statements have been finalized in accordance with Section 2.3(d) (as so finalized therein, the Current Assets Reduction shall be the "Final Current Assets Reduction"), the "Cash Purchase Price" shall be determined by subtracting from $42,000,000 the Final Current Assets Reduction.

                   (f) If the Cash Purchase Price is less than the Closing Payment, Sellers, jointly and severally, shall promptly pay Purchaser an amount of cash equal to the difference obtained by subtracting the Cash Purchase Price from the Closing Payment. If the Cash Purchase Price exceeds the Closing Payment, Purchaser shall promptly pay Sellers an amount of cash equal to the difference obtained by subtracting the Closing Payment from the Cash Purchase Price; it being understood that, in no event shall the aggregate payments made by Purchaser in respect of the Closing Payment and this Section 2.3(f) exceed $42,000,000.

                   (g) During the preparation of the June Balance Sheet, the Pre-Closing Balance Sheet, the Pre-Closing Statement of Net Current Assets, the Statement of Estimated Assumed Reserved Liabilities, the Statement of Assumed Reserved Liabilities, the Sellers' Calculation of the Current Assets Holdback, and the Closing Statements and the period of any review or dispute within the contemplation of this Section 2.3, each of the Parties shall (i) provide the other and their authorized representatives (including their respective auditors) with reasonable access at reasonable times, and in a manner so as not to interfere in any material respect with normal business operations, to all relevant books, records, work papers, information and employees, and (ii) cooperate fully in the preparation, calculation, and reviews, as appropriate, of the June Balance Sheet, the Pre-Closing Balance Sheet, the Pre-Closing Statement of Net Current Assets, the Statement of Estimated Assumed Reserved Liabilities, the Statement of Assumed Reserved Liabilities, the Sellers' Calculation of the Current Assets Holdback, and the Closing Statements or for the resolution of any dispute relating thereto.

         2.4  Contract Assumption.

              (a) Schedule 2.4(a) hereto sets forth a list of all executory and unexpired contracts and leases to which Sellers are party and which are included in the Acquired Assets ("Designated Contracts"). Purchaser, at its sole and absolute discretion, may revise Schedule 2.4(a) until the date and time of the hearing held by the Mariner Bankruptcy Courts on the Bidding Procedures Order by adding or deleting from Schedule 2.4(a) any one or more of the Contracts set forth on Schedule 5.4(a) or Schedule 5.4(d); provided however, that Purchaser shall be obligated to pay 50% of any additional Cure Costs arising directly from Purchaser's addition to Schedule 2.4(a) after the date hereof of any Contract set forth on Schedule 5.4(d) on this date. In addition, until the date and time of the hearing held by the Mariner Bankruptcy Courts on the Bidding Procedures Order, Purchaser may revise Schedule 2.4(a) with respect to the description of Independent Facility Contracts in order to conform the description of such Contracts with the updated description to be provided by Sellers on Schedule 5.4(b)(i) following the date hereof in accordance with Section 5.4(b) hereof. Other than at the written election of Purchaser, Designated Contracts do not include any vendor Contract (i) that is not material to the Acquired Business, and (ii) with respect to which vendor Contract (a) payments from a Seller or Sellers during the 12-month period prior to the Closing Date do not exceed $50,000 in amount or (b) any party thereto may cancel or terminate such Contract at will or on notice of 30 days or less. For purposes of this Section 2.4(a), a vendor Contract material to the Acquired Business is a vendor Contract which involves payments of greater than $250,000. At the Closing, subject to the approval of the Mariner Bankruptcy Courts, and except to the extent any such Designated Contracts are deemed Excluded Assets by virtue of Section 2.1(b)(viii) above, Sellers shall assume and then assign to Purchaser, and Purchaser shall assume from Sellers, the Designated Contracts. Except to the extent otherwise set forth above in this Section 2.4(a), Sellers shall make provision for the payment of, and be responsible for and bear the cure and reinstatement costs and expenses for services rendered before the Closing Date (collectively, the "Cure Costs") and relating to the assumption and assignment of the Designated Contracts. Purchaser shall provide such support for and evidence of adequate assurance of future performance as may be reasonably requested by Sellers in connection with any hearing before the Mariner Bankruptcy Courts in connection with the approval by the Mariner Bankruptcy Courts of the assumption and assignment of the Designated Contracts.

              (b) If after the date hereof, but prior to the Closing, any Party becomes aware of any executory and unexpired contract or lease to which any Seller is a party which (i) is related to the Acquired Business, (ii) has not been previously rejected, and (iii) has not been previously disclosed to GHV and Purchaser ("Undisclosed Contract"), the discovering Party shall promptly notify the other Parties of such Undisclosed Contract, and, subject to the approval of the Mariner Bankruptcy Courts, GHV and Purchaser may direct Sellers, no later than the date of the first hearing with respect to the disclosure statement filed in connection with a plan proposed by the MHG Seller or the MPAN Seller who is a party to such Undisclosed Contract (the "Undisclosed Contract Designation Date"), to assume and assign to Purchaser such Undisclosed Contract in which event it shall at that time be deemed a Designated Contract.

              (c) With respect to Contracts set forth in Schedule 5.4(a) hereto which are not Designated Contracts and which constitute pharmacy premises which are the subject of non-residential real property leases which are not being assumed and assigned under this Agreement ("Excluded Leases"), the Parties agree that the Sellers' Approval Orders shall contain a provision (which is incorporated by reference herein) (the "Temporary Occupancy Provision") seeking to authorize Purchaser to occupy the subject premises of each Excluded Lease on a temporary basis for a period of up to 6 months following Closing, or such additional time as the Mariner Bankruptcy Courts shall approve upon notice to the lessors in question and a hearing. Notwithstanding anything to the contrary in this Agreement, GHV and Purchaser hereby acknowledge and agree that neither the denial of such Temporary Occupancy Provision by the Mariner Bankruptcy Courts nor any change or modification to the Temporary Occupancy Provision shall entitle GHV or Purchaser to terminate this Agreement, subject MHG, MPAN or any Seller to any liability whatsoever or claim that any condition to Closing under
Section 3 of this Agreement has not been satisfied. During any period of occupancy of the subject premises under any Excluded Lease by Purchaser following the Closing Date, MPAN, MHG, Sellers and GHV and Purchaser shall comply with all provisions of Bankruptcy Code section 365(d)(3), and MPAN, MHG, Sellers, GHV and Purchaser shall be responsible for all costs of use and occupancy and for the acts of GHV and Purchaser, provided, however, that GHV and Purchaser shall indemnify and hold harmless MPAN, MHG and Sellers for use and occupancy costs and any injury or damages caused by GHV's or Purchaser's occupancy. Nothing in this Agreement shall in any way affect the Sellers' further rights to assume, assume and assign or reject non-residential real property leases, other than as expressly set forth in this Section 2.4(c). In addition, MPAN, MHG and Sellers agree not to file a motion to reject any Excluded Lease prior to the Closing Date (unless MPAN, MHG or Sellers believe in their sole and absolute discretion, that Sellers or any of them, is required to assume or reject any such Excluded Lease pursuant to an order of a Mariner Bankruptcy Court) or otherwise under the Bankruptcy Code. If GHV and Purchaser so request at any time prior to the Closing Date, MPAN, MHG and Sellers shall use commercially reasonable efforts to assume and assign any Excluded Lease to Purchaser and GHV and Purchaser shall cooperate with and use commercially reasonable best efforts to support such efforts .

         2.5 Amounts Due Under Designated Contracts. Purchaser shall be obligated to pay all amounts for services rendered by a third party under the Designated Contracts from and after the Closing in accordance with the terms and conditions of all such Designated Contracts. Any amounts for services rendered by a third party under the Designated Contracts during the period until the Closing shall not be a Liability of GHV or Purchaser (unless included in (i) the Assumed Reserved Liabilities to be assumed by Purchaser or (ii) the Cure Costs specifically required to be paid by Purchaser pursuant to Section 2.4(a)) and shall be a retained liability of Sellers' in an amount determined by the Mariner Bankruptcy Courts to the extent not included as an Assumed Reserved Liability.

         2.6 Assumed and Excluded Liabilities. Subject to the terms and conditions set forth herein, including approval of the Bankruptcy Court, at the

Closing, Purchaser shall assume from Sellers and thereafter pay, perform, and/or discharge in accordance with their respective terms, all (i) of Purchaser's share of prorated liabilities of Sellers pursuant to Section 2.9 hereof (to the extent not otherwise addressed through the determination of the Final Current Assets Reduction), (ii) duties, responsibilities, and obligations that arise or which by their terms are to be observed, paid, discharged, or performed, as the case may be, from and after the Closing under the Designated Contracts, (iii) liabilities and obligations with respect to Transferred Employees arising from and after the Closing as set forth in Section 7.10 hereof, and (iv) Assumed Reserved Liabilities. The liabilities to be assumed pursuant to the preceding sentence shall be referred to herein as the "Assumed Liabilities" and all other liabilities of MPAN, MHG, and Sellers shall be referred to herein as the "Excluded Liabilities". Notwithstanding anything contained in this Agreement to the contrary, neither GHV nor Purchaser assumes or agrees to pay, satisfy, discharge, or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge, or perform, any liability, obligation, or indebtedness of MPAN, MHG, or any Seller, whether primary or secondary, direct or indirect, other than the Assumed Liabilities; provided, however, that if an item is included in the Assumed Reserved Liabilities, then Purchaser shall remain solely responsible for its satisfaction and discharge.

         2.7 Allocation of Cash Purchase Price. The Cash Purchase Price shall be allocated among the Acquired Assets and Assumed Liabilities for tax purposes in accordance with the allocation schedule to be agreed upon in writing by all Parties at or prior to Closing and attached as Schedule 2.7. The allocation, as shall be set forth on Schedule 2.7 at Closing, shall be binding for tax purposes on all Parties. All Parties hereby agree to timely file IRS Form 8594 based on the allocations set forth in Schedule 2.7.

         2.8 Transfer Taxes. Any sales, use, transfer, or recordation Taxes with respect to real or personal property due as a result of the transactions provided for herein shall be paid by Sellers. The Parties will reasonably cooperate to minimize such Taxes.

         2.9 Prorations. To the extent not included in the Assumed Reserved Liabilities, (i) Sellers shall bear all personal property and ad valorem Tax liability with respect to the Acquired Assets to the extent such Tax relates to periods prior to the Closing, and (ii) Purchaser shall bear all personal property and ad valorem Tax liability with respect to the Acquired Assets to the extent such Tax relates to periods from and after the Closing, in each instance irrespective of the reporting and payment dates of such Taxes. To the extent not included in the Assumed Reserved Liabilities, (i) Sellers shall bear all salaries and other compensation payable to employees or officers who are Transferred Employees, and other recurring payments under Contracts that are Designated Contracts with respect to the Acquired Assets to the extent such salaries and compensation and recurring payments relate to periods prior to the Closing, and (ii) Purchaser shall bear all salaries and other compensation payable to employees or officers who are Transferred Employees and other recurring payments under Contracts that are Designated Contracts with respect to the Acquired Assets, to the extent such salaries and compensation and recurring payments relate to periods from and after the Closing. To the extent not included in the Assumed Reserved Liabilities, all other property Taxes, ad valorem Taxes, and similar recurring Taxes and fees on the Acquired Assets, and all salaries and other compensation payable to employees or officers who are Transferred Employees, and other recurring payments under Contracts that are

Designated Contracts, shall be pro rated for the applicable period between Purchaser and the applicable Seller as of 12:01 a.m. local time on the Closing Date. All payments to be made by Purchaser or any Seller in accordance with this
Section 2.9 shall be made, to the extent then determinable within 5 Business Days of the determination of the Final Closing Net Current Assets, or to the extent not determinable as of the determination of the Final Closing Net Current Assets, promptly following the determination thereof, with such payments paid to the appropriate Party when due. Each Party shall have the right of reasonable review and approval of the other's property Tax Returns and assessments for which any other Party bears any economic responsibility. The Parties shall reasonably cooperate with respect to any review, contest, or challenge of any Tax Return or assessment. The Parties shall undertake a reconciliation and allocation procedure using the mechanism set out above for the reconciliation and allocation of payroll expenses and costs, and other recurring payments under Contracts that are Designated Contracts; it being understood that the processing and payment of vendor invoices shall be performed in accordance with the procedures set forth in Schedule 2.9 hereto.

         2.10 Reconciliation and Allocations.

              (a) Beginning on the Closing Date, all payments received by MPAN, MHG, and each Seller, respectively, on account of the accounts receivable (including the accounts receivable underlying the Government Payment Program Proceeds that Purchaser may not, by law, collect directly) and all other payments received by each of them, respectively, which are included in the Acquired Assets, shall be held in trust for Purchaser and shall be paid to Purchaser within 10 Business Days. For purposes of the Government Payment Program Proceeds included in the Acquired Assets, MHG, MPAN and Sellers hereby agree to act as agent for Purchaser for purposes of collecting the accounts receivable underlying such proceeds, and shall collect such accounts receivable diligently and in good faith and promptly pay such collected proceeds thereof to Purchaser. At the Closing and, thereafter, on the last day of each month during the 6 month period beginning on the Closing Date, MPAN, MHG, and each Seller shall report to Purchaser the amounts of such payments held by each of them, respectively, and the amounts held by MPAN, MHG, and each Seller shall be paid by MPAN, MHG, and such Seller to Purchaser within 10 Business Days. After such 6 month period, MPAN, MHG, and each Seller shall cooperate with Purchaser to allocate and remit to Purchaser any accounts receivable and Government Payment Program Proceeds collected by MPAN, MHG, and each Seller, and shall continue to hold such payments in trust for Purchaser and remit such payments so held periodically as received.

              (b) Beginning on the Closing Date, all payments received by GHV and Purchaser, respectively, on account of, or which are included in, the Excluded Assets shall be held in trust for Sellers and shall be paid to Sellers within 10 Business Days. At the Closing and, thereafter, on the last day of each month during the 6 month period beginning on the Closing Date, GHV and Purchaser shall report to MPAN, MHG, and Sellers the amounts of such payments held by GHV and Purchaser, and the amounts held by them shall be paid by GHV and Purchaser to Sellers within 10 Business Days. After such 6 month period, GHV and Purchaser shall cooperate with Sellers to allocate and remit to Sellers all payments received by GHV and Purchaser on account of, or which are included within, the Excluded Assets, and shall continue to hold such payments in trust for Sellers and remit them to the appropriate Seller periodically as received.

                                    SECTION 3

                              CONDITIONS TO CLOSING

         3.1 Conditions Precedent to Obligations of MPAN, MHG, Sellers, GHV, and Purchaser. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

              (a) the Sellers' Approval Orders and the Purchaser's Approval Order, in the forms attached at Schedule 7.1(a)(ii) and Schedule 7.2(a)(i) hereto, respectively, or in such other forms as shall have been agreed upon by all Parties in writing in their reasonable discretion, shall have each been entered by the Mariner Bankruptcy Courts and the Genesis Bankruptcy Court, respectively, and shall have each become a Final Order in accordance with this Agreement;

              (b) the waiting period, if any, under the HSR Act shall have expired, and no condition or requirement unacceptable to any Party, in its reasonable opinion, shall be imposed on or required of any Party or any of its Affiliates as a result of or as a condition to the foregoing;

              (c) no action, suit, or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and (c)) shall be pending by any Governmental Authority to enjoin, restrain, prohibit, or obtain substantial damages or significant equitable relief in respect of or related to the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement or that, if adversely determined, would constitute a Material Adverse Effect with respect to the Acquired Business;

              (d) there shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining, or otherwise preventing consummation of the transactions contemplated by this Agreement; and

              (e) the Bidding Procedures Order in the form attached at Schedule 7.1(a)(i) hereto, or in such other form as shall have been agreed upon by all Parties in writing in their reasonable discretion, shall have been entered by the Mariner Bankruptcy Courts and shall have become a Final Order in accordance with this Agreement.

         3.2 Conditions Precedent to Obligations of MPAN, MHG, and Sellers. The obligation of MPAN, MHG, and Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions precedent at or prior to the Closing Date (or, with respect to Section 3.2(c) below, as of the date expressly provided therein):

              (a) the representations and warranties of GHV and Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date, and at the Closing GHV and Purchaser shall have delivered to MPAN, MHG, and Sellers a certificate to such effect signed by a duly authorized officer of each of GHV and Purchaser;

              (b) GHV and Purchaser shall have performed in all material respects their respective obligations under this Agreement required to be performed by them on or prior to the Closing Date, including payment of the Closing Payment, and at the Closing GHV and Purchaser shall have delivered to MPAN, MHG, and Sellers a certificate to such effect signed by a duly authorized officer of each of GHV and Purchaser; and

              (c) prior to or contemporaneously with the entry of the Bidding Procedures Order, the written consent to the transfer of the Acquired Assets free and clear of Liens of the MPAN Bank Group and the MHG Bank Group shall have been obtained from the MPAN Bank Group and the MHG Bank Group.

         3.3 Conditions Precedent to the Obligations of GHV and Purchaser. The obligation of GHV and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions precedent at or prior to the Closing Date (or, with respect to Section 3.3(i) below, as of the date expressly provided therein):

              (a) the representations and warranties of MPAN, MHG, and Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date, and at the Closing MPAN, MHG, and each Seller shall have delivered to GHV and Purchaser a certificate to such effect signed by a duly authorized officer of MPAN, MHG, and each Seller;

              (b) MPAN, MHG, and each Seller shall have performed in all material respects their respective obligations under this Agreement required to be performed by them at or prior to the Closing Date, and at the Closing MPAN, MHG, and Sellers shall have delivered to GHV and Purchaser a certificate to such effect signed by a duly authorized officer of MPAN, MHG, and each Seller;

              (c) Purchaser, at its sole cost and expense, shall have obtained an owner's title insurance policy commitment issued by a national title insurance company containing standard endorsements reasonably acceptable to Purchaser insuring the Owned Real Property, subject only to those matters set forth on Schedule 3.3(c), in an amount reasonably acceptable to Purchaser, naming Purchaser as the insured owner, and in addition, the Owned Real Property must be delivered free and clear of all leases;

              (d) since the signing date hereof, no Material Adverse Effect with respect to the Acquired Business shall have occurred;

              (e) intentionally omitted;

              (f) all material third party consents and approvals necessary for Purchaser's operation of the Acquired Business from and after the Closing as set forth at Schedule 3.3(f) (the "Required Consents") shall have been obtained in form and substance reasonably satisfactory to GHV and Purchaser;

              (g) intentionally omitted;

              (h) MPAN, MHG, and each Seller shall have executed and delivered to Purchaser the Non-Compete Agreements in the form attached at Schedule 3.3(h);

              (i) prior to or contemporaneously with the entry of the Bidding Procedures Order, the written consent to the transfer of the Acquired Assets free and clear of Liens of the MPAN Bank Group and the MHG Bank Group shall have been obtained from the MPAN Bank Group and the MHG Bank Group;

              (j) intentionally omitted; and

              (k) MPAN, MHG, and each Seller shall cause the Selling Affiliates to execute and deliver to Purchaser any other documents reasonably requested by Purchaser so as to convey to Purchaser title, free and clear of all Liens (other than Permitted Liens), to the Additional Assets.

                                    SECTION 4

                                   THE CLOSING

         4.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103 at 10:00 a.m. local time on (i) a date as shall be agreed upon by all Parties in writing after all the conditions to Closing set forth in Section 3 have been met or waived, but not less than 45 days nor more than 60 days (subject to extension as contemplated by Section 7.3 below) following the entry of the Sellers' Approval Orders or (ii) such other time, date, and place as shall be agreed upon by all Parties in writing (the date of the Closing being herein referred to as the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date.

         4.2 Deliveries by MPAN, MHG, and Sellers at Closing. At the Closing, MPAN, MHG, and Sellers, as the case may be, shall deliver to Purchaser, or in the case of Sections 4.2(g) and (h) below, make available to Purchaser:

              (a) a bill of sale duly executed by each Seller and each Selling Affiliate, in the applicable form attached at Schedule 4.2(a) hereto (the "Bill of Sale"), with respect to the Acquired Assets and the Additional Assets other than real estate to be conveyed by Sellers and the Selling Affiliates at the Closing, and any other documents reasonably requested by Purchaser so as to convey to Purchaser title, free and clear of all Liens (other than Permitted Liens), to all of Sellers' and the Selling Affiliates' right, title and interest in and to the Acquired Assets and the Additional Assets (other than Owned Real Property) to be conveyed at Closing, each executed by the applicable Seller and/or Selling Affiliate;

              (b) a certificate, dated the Closing Date, of the Secretary of MPAN, MHG, and each Seller as to the incumbency and signatures of the officer(s) of each such entity executing this Agreement;

              (c) copies of the resolutions duly adopted by the board of directors of MPAN, MHG, and each Seller authorizing each such entity to enter into and perform this Agreement, certified by proper officers of each such entity as in full force and effect on and as of the Closing Date;

              (d) good standing certificates for MPAN, MHG, and each Seller (except Pinnacle Pharmaceutical Services, Inc.), dated no earlier than 30 days before the Closing Date, from their respective jurisdictions of incorporation, and from each other jurisdiction in which each such entity is qualified or registered to do business as a foreign corporation;

              (e) a vesting deed in the form attached at Schedule 4.2(e) hereto with respect to the Owned Real Property;

              (f) an assignment and assumption agreement duly executed by each Seller and each Selling Affiliate assigning its interest in each Designated Contract to which it is a party to Purchaser, in the applicable form attached at
Schedule 4.2(f) hereto (the "Assignment and Assumption Agreement"), with respect to Sellers' and/or the applicable Selling Affiliates' assignment to Purchaser, and Purchaser's assumption from Sellers and the applicable Selling Affiliates, of each Seller's and each Selling Affiliate's right, title, and interest in and to the Designated Contracts and the respective performance obligations relating thereto;

              (g) keys, security codes, and pass cards to the Owned Real Property and Leased Real Property, and every lock thereon in MPAN's, MHG's and Sellers' possession;

              (h) all of Sellers' books and records, accounting systems, databases, customer files and related business records pertaining to the Acquired Assets and the Acquired Business, the originals of all Designated Contracts in Sellers' possession, the originals of all Licenses and warranties, and copies of all maintenance records and operating manuals in Sellers' possession pertaining to the personal property or any portion of the Owned Real Property or Leased Real Property included in the Acquired Assets;

              (i) a FIRPTA Non-Foreign Transferor Certificate in accordance with
Section 1445 of the Internal Revenue Code, and any similar state required documents;

              (j) Management Agreements and powers of attorney to the extent required under Section 7.20 below;

              (k) the Non-Compete Agreements, duly executed by MPAN, MHG, and each Seller, in the form attached at Schedule 3.3(h) hereto;

              (l) certificates pursuant to and in accordance with Sections 3.3(a) and 3.3(b), dated the Closing Date, in form and substance reasonably satisfactory to GHV and Purchaser;

              (m) intentionally omitted; and

              (n) all other documents, certificates, instruments, or writings reasonably requested by GHV, Purchaser or their counsel in connection herewith.

         4.3 Deliveries by GHV and Purchaser at Closing. At the Closing, GHV and Purchaser, as the case may be, shall deliver to Sellers:

              (a) a certificate, dated the Closing Date, of the Secretary of each of GHV and Purchaser as to the incumbency and signatures of the officer(s) of GHV and Purchaser executing this Agreement;

              (b) copies of the resolutions duly adopted by the board of directors of each of GHV and Purchaser authorizing GHV and Purchaser, respectively, to enter into and perform this Agreement, certified by proper officers of each such entity as in full force and effect on and as of the Closing Date;

              (c) good standing certificates for GHV and Purchaser, dated no earlier than 30 days before the Closing Date, from their respective jurisdictions of incorporation, and from each other jurisdiction in which Purchaser will operate the Acquired Business on and after the Closing Date;

              (d) the Closing Payment in accordance with Section 2.2(a) by wire transfer of immediately available funds to an account or accounts designated by Sellers;

              (e) the Assignment and Assumption Agreement duly executed by Purchaser;

              (f) Management Agreements to the extent required under Section
7.20 below;

              (g) certificates pursuant to and in accordance with Sections 3.2(a) and 3.2(b), dated the Closing Date, in form and substance reasonably satisfactory to MPAN, MHG, and Sellers; and

              (h) all other documents, instruments, or certificates required to be delivered in connection with GHV's and Purchaser's obligations under this Agreement, or as MPAN, MHG, or Sellers or their counsel may reasonably request.

         4.4 Delivery of Acquired Assets. At the Closing, Sellers shall deliver to Purchaser possession of the Acquired Assets, provided, that Purchaser, MPAN, MHG and Sellers agree to use their commercially reasonable efforts to coordinate such delivery in a mutually agreeable manner in order to minimize, to the greatest extent possible, any Taxes.

                                    SECTION 5

            REPRESENTATIONS AND WARRANTIES OF MPAN, MHG, AND SELLERS

              MPAN and the MPAN Sellers jointly and severally with respect to MPAN and the MPAN Sellers, and MHG and the MHG Sellers jointly and severally with respect to MHG and the MHG Sellers, make the following representations and warranties to GHV and Purchaser:

         5.1 Organization, Standing and Authority. Each of MPAN, MHG, and, except as set forth in Schedule 5.1, each Seller is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation. Subject to compliance with applicable provisions of the Bankruptcy Code and orders of the Mariner Bankruptcy Courts, each of MPAN, MHG, and each Seller has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as it is now being conducted. Subject to compliance with applicable provisions of the Bankruptcy Code and the entry by the Mariner Bankruptcy Courts of the Sellers' Approval Orders and the Bidding Procedures Order; the enforceability of which are not stayed (i) MPAN, MHG, and each Seller has all requisite corporate power and authority to enter into the transactions contemplated hereby, (ii) the execution, delivery, and performance of this Agreement by MPAN, MHG, and each Seller and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all requisite corporate actions, (iii) this Agreement has been duly and validly executed and delivered by MPAN, MHG, and each Seller, and (iv) (assuming this Agreement constitutes a valid and binding obligation of GHV and Purchaser) this Agreement constitutes a valid and binding obligation of MPAN, MHG, and each Seller enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other Laws affecting creditors' rights generally from time to time in effect. Each Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Acquired Business.

         5.2 Transfer of Acquired Assets. At the Closing, and subject to entry of the Sellers' Approval Orders and the Bidding Procedures Order by the Mariner Bankruptcy Courts, the enforceability of which are not stayed, Sellers shall have the power and the right to sell, convey, transfer, assign, and deliver to Purchaser the Acquired Assets, and on the Closing Date shall sell, convey, transfer, assign and deliver the Acquired Assets free and clear of all Liens, claims, encumbrances and security interests, except for and subject to the Assumed Liabilities and Permitted Liens. The Acquired Assets constitute all assets, real, personal and mixed, tangible and intangible owned by Sellers and used in the conduct of the Acquired Business, other than the Excluded Assets, and the Additional Assets constitute all material assets, real, personal and mixed, tangible and intangible used in the conduct of the Acquired Business which are not owned by a Seller. The Acquired Assets and the Additional Assets include (i) all material assets necessary to operate the Acquired Business as it is operated currently, other than the Excluded Assets and (ii) substantially all of the assets, other than the Excluded Assets, identified in the March Financial Statements.

         5.3  Real Property.

              (a) Schedule 5.3(a) hereto sets forth a true and complete list of the Owned Real Property. At the Closing, and subject to the entry of Sellers' Approval Orders and the Bidding Procedures Order by the Mariner Bankruptcy Courts, Sellers shall have the power and the right to sell, convey, transfer, assign, and deliver to Purchaser the Owned Real Property free and clear of all Liens other than Liens set forth on Schedule 5.3(a), and shall convey to Purchaser insurable title to the Owned Real Property. There is no condemnation or casualty with respect to any such Owned Real Property.

              (b) No Seller has received written notice of any pending or threatened proceedings which, if adversely decided, could have a Material Adverse Effect with respect to the current zoning or use of the Owned Real Property by Purchaser in the Acquired Business after the Closing. The Owned Real Property is presently zoned for its current uses, and the improvements thereon comply with the particular zoning classification and zoning requirements. There are no offsite parking facilities used in connection with the operation of the Owned Real Property.

              (c) The Seller identified on Schedule 5.3(a) is the sole occupant of the Owned Real Property. No Person has any right or option to acquire the Owned Real Property or any portion thereof or lease or occupy any space in the Owned Real Property, except as specified in Schedule 5.3(c) hereto.

              (d) There are no real property interests (whether fee or leasehold interests), buildings, structures or other improvements that are used by Sellers to conduct the Acquired Business that are not included in the Owned Real Property or Real Property Leases, other than leases that have been rejected prior to the date hereof or leases that are not Designated Contracts. There is no location at which any of the Acquired Business is operating except for the Owned Real Property and locations for which Sellers have in effect a Real Property Lease.

         5.4  Contracts.

              (a) Schedule 5.4(a) hereto sets forth a complete and accurate list of all Real Property Leases in effect as of the date hereof, including all modifications, alterations, and amendments thereto. True and complete copies or descriptions (as to oral contracts) of such Real Property Leases have heretofore been delivered or made available by MPAN, MHG, and Sellers to GHV and Purchaser. Except as specified in Schedule 5.4(a) hereto and except as specifically provided in any such Real Property Lease as modified, altered or amended, (i) the Sellers identified on Schedule 5.4(a) are the sole occupants of their respective Leased Real Property, (ii) no Person has any right or option to acquire the Leased Real Property or any portion thereof, (iii) no Person has the right to lease or occupy any space in the Leased Real Property, (iv) no tenant has the right to cancel or terminate its lease, and (v) to the knowledge of Sellers, no material default by any landlord has occurred and is continuing under any of the Real Property Leases. Except for such Real Property Leases that have expired pursuant to their terms, and subject to the entry of the Sellers' Approval Orders and the Bidding Procedures Order by the Mariner Bankruptcy Courts, upon Sellers' assignment of such Real Property Leases to Purchaser at the Closing and the payment by Sellers of the applicable Cure Costs, each such assumed Real Property Lease will be a valid and binding obligation of Purchaser and, to the knowledge of Sellers, the other parties thereto, in full force and effect against Purchaser and, to the knowledge of Sellers, such other parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, or similar Laws of general application relating to or affecting creditor's rights. Upon entry of the Sellers' Approval Orders, none of such Real Property Leases included in the Designated Contracts will require the consent of any party to its assignment in connection with the transactions contemplated hereby. To the knowledge of Sellers, no property subject to the Real Property Leases has suffered a casualty loss and no condemnation proceedings in respect of any such property is pending or has been threatened in writing.

              (b) To Sellers' knowledge (i) Schedule 5.4(b)(i) hereto sets forth a list which is complete and accurate in all material respects of all Independent Facility Contracts in effect as of the date hereof (which Schedule shall be revised to identify (1) the name or the title of the Contract, (2) the date of the Contract, (3) the names of the parties to the Contract, and (iv) modifications, alterations and amendments to such Contract, and which Schedule as revised in accordance with the foregoing shall be provided to Purchaser in writing no later than 10 days prior to the date of the hearing held by the Mariner Bankruptcy Courts on the Bidding Procedures Order), and (ii) Schedule 5.4(b)(ii) hereto sets forth a list which is complete and accurate in all material respects of all Independent Facilities with which Sellers have understandings or arrangements (other than Independent Facility Contracts) as of the date hereof (which Schedule includes a list of the Independent Facilities that have provided Revenues to Sellers within the 12 month period immediately prior to the date hereof for Services provided by Sellers, the Services provided thereto, and the Revenues for such 12 month period. No later than 15 days prior to the Closing, Sellers shall provide to Purchaser in writing an updated
Schedule 5.4(b)(ii) which shall be complete and accurate in all material respects as of the Closing Date and which Schedule shall include a list of the Independent Facilities that have provided Revenues to Sellers within the 12 month period immediately prior to the Closing Date for Services provided by Sellers, the Services (identified by the respective Line(s) of Business) provided thereto, and the Revenues for such 12 month period. True and correct copies or descriptions (as to oral contracts) of such Independent Facility Contracts and Independent Facility Arrangements have been delivered or made available to GHV and Purchaser. Except for such Independent Facility Contracts that have expired pursuant to their terms, and subject to the entry of the Sellers' Approval Orders and the Bidding Procedures Order by the Mariner Bankruptcy Courts, upon Sellers' assignment of such Independent Facility Contracts to Purchaser at the Closing and the payment by Sellers of the applicable Cure Costs, each such Independent Facility Contract will be a valid and binding obligation of Purchaser and, to the knowledge of Sellers, the other parties thereto, in full force and effect against Purchaser and, to the knowledge of Sellers, such other parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, or similar Laws of general application relating to or affecting creditor's rights. Upon entry of the Sellers' Approval Orders, none of such Independent Facility Contracts included in the Designated Contracts will require the consent of any party to its assignment in connection with the transactions contemplated hereby.

              (c) To Sellers' knowledge, Schedule 5.4(c) hereto sets forth a list which is complete and accurate in all material respects of all Contracts pursuant to which any Seller provides Services to Facilities which are not Independent Facilities and to patients resident in such Facilities ("Services Contracts") and in effect as of the date hereof. True and complete copies or descriptions (as to oral contracts) of such Services Contracts have been delivered or made available to GHV and Purchaser. Except for such Services Contracts that have expired pursuant to their terms, and subject to the entry of the Sellers' Approval Orders and the Bidding Procedures Order by the Mariner Bankruptcy Courts, upon Sellers' assignment of such Services Contracts to Purchaser at the Closing and the payment of the applicable Cure Costs, each such Services Contract will be a valid and binding obligation of Purchaser and, to the knowledge of Sellers, the other parties thereto, in full force and effect against Purchaser and, to the knowledge of Sellers, such other parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, or similar Laws of general application relating to or affecting creditor's rights. Upon entry of the Sellers' Approval Orders, none of such Services Contracts included in the Designated Contracts will require the consent of any party to its assignment in connection with the transactions contemplated hereby.

              (d) To Sellers' knowledge, Schedule 5.4(d) hereto sets forth a list which is complete and accurate in all material respects of all Contracts in effect as of the date hereof other than the Real Property Leases, Independent Facility Contracts and the Services Contracts identified in Schedules 5.4(a),
(b), and (c); provided, however, that it is hereby acknowledged and agreed by all Parties that, other than at the written election of Purchaser, the Contracts listed at Schedule 5.4(d) do not include any vendor Contract (i) that is not material to the Acquired Business, and (ii) with respect to which vendor Contract (a) payments from a Seller or Sellers during the 12-month period prior to the date of this Agreement do not exceed $50,000 in amount, or (b) any party thereto may cancel or terminate such Contract at will or on notice of 30 days or less. For purposes of this Section 5.4(d), a vendor Contract material to the Acquired Business is a vendor Contract which involves payments of greater than $250,000. True and complete copies or descriptions (as to oral contracts) of the Contracts listed at Schedule 5.4(d) hereto have been delivered or made available to GHV and Purchaser. Except for such Contracts that have expired pursuant to their terms, and subject to the entry of the Sellers' Approval Orders and the Bidding Procedures Order by the Mariner Bankruptcy Courts, upon Sellers' assignment of such Contracts included in the Designated Contracts to Purchaser at the Closing and the payment by Sellers (and Purchaser, to the limited extent required pursuant to Section 2.4(a)) of the applicable Cure Costs, each such Designated Contract will be a valid and binding obligation of Purchaser and, to the knowledge of Sellers, the other parties thereto, in full force and effect against Purchaser and, to the knowledge of Sellers, such other parties in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar Laws of general application relating to or affecting creditor's rights. Upon entry of the Sellers' Approval Orders, none of such Contracts included in the Designated Contracts will require the consent of any party to its assignment in connection with the transactions contemplated hereby.

         5.5 Intellectual Property Rights. Schedule 5.5 hereto contains a list of all patents, trade names, registered and unregistered copyrights, trademarks, and service marks and applications for the foregoing owned or used in the Acquired Business by Sellers. True and complete copies of all material listed in
Schedule 5.5 hereto have been delivered or made available to Purchaser and GHV. No Seller has received any written notice of any material claims or assertions made by others that any Seller has infringed any Intellectual Property Rights of others.

         5.6 Brokers. No Person other than Conway, Del Genio, Gries & Co. is entitled to any brokerage, financial advisory, finder's, or similar fee or commission payable by MPAN, MHG, or Sellers in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MPAN, MHG, or Sellers.

         5.7 Employee Matters. Schedule 5.7 hereto sets forth a list which is true and complete in all material respects of the current employees of Sellers in respect of the Acquired Business ("Acquired Business Employees"), their current respective positions or job classifications and their current respective wage scales or salaries, as the case may be. Sellers are, in respect of the Acquired Business, in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

         5.8 Financial Statements. Copies of the March Financial Statements, including all schedules and notes thereto, have previously been delivered to GHV and Purchaser and are attached at Schedule 5.8 hereto. The March Financial Statements have been prepared in accordance with Sellers' Accounting Policies, consistently applied, and fairly present, in all material respects, the financial condition, results of operations and cash flows of Sellers for the dates and periods set forth therein. The Pre-Closing Balance Sheet shall be prepared in accordance with Seller's Accounting Policies, consistently applied, and shall present, in all material respects, the financial position of Sellers as of the Pre-Closing Balance Sheet Date.

         5.9  Licenses, Compliance with Laws.

              (a) The certificates, permits, licenses, registrations, franchises, consents, approvals, orders, clearances, and authorizations issued by any Governmental Authority (collectively "Licenses") to each Seller with respect to its current operation of the Acquired Business and ownership of the Acquired Assets are listed on Schedule 5.9(a) hereto, and all such Licenses issued to Sellers are all the material Licenses necessary to own, lease, conduct or operate the Acquired Business as presently conducted, and all such Licenses are valid and in full force and effect. Copies of all of Sellers' material Licenses have been provided or made available to GHV and Purchaser. Except to the extent set forth in Schedule 5.9(a), each Seller is in material compliance with its obligations under the Licenses listed on Schedule 5.9(a), and, to Sellers' knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Licenses. Except to the extent set forth in Schedule 5.9(a), no Seller has knowledge of any facts or circumstances that could reasonably be expected to result in the denial of the issuance of a state pharmacy License or DEA registration (each such License or registration referred to herein as a "Pharmacy License"). For purposes of the preceding sentence only, a Seller shall be deemed to have knowledge of any facts or circumstances that could reasonably be expected to result in the denial of the issuance of a Pharmacy License to Purchaser only to the extent such Seller has information from any member, representative or employee of a Governmental Authority having authority to issue a Pharmacy License.

              (b) Except as otherwise disclosed on Schedule 5.9(b), to Sellers' knowledge, no Seller has violated or failed to comply in any material respect with any Law (including the Medicare and Medicaid fraud and abuse provisions of the Social Security Act and the Civil Monetary Penalty Law of the Social Security Act, the applicable recordkeeping, inventory, and other requirements and regulations of the FDA, the DEA, and state pharmacy boards in jurisdictions in which any such Seller conducts business), or any judgment, decree, or order of any court, applicable to its business or operations, except for any such violations or failures to comply that, individually or in the aggregate, would not constitute a Material Adverse Effect on the Acquired Business from and after the Closing.

         5.10 Institutional Pharmacy Business. Each Seller is duly licensed to provide the Services and the other similar products and services which it provides in the states listed in Schedule 5.10 hereto, and is also a provider under the Medicare program and the Medicaid programs of such states except as otherwise disclosed in Schedule 5.10.

         5.11 Intentionally Omitted.

         5.12 Environmental Matters.

              (a) To Sellers' knowledge, (i) no Seller has caused or permitted any Hazardous Substances to have been stored, used, generated, manufactured, refined, treated, discharged, disposed of, deposited, transported, handled, released, or otherwise present on any of the Owned Real Property or Leased Real Property in material violation of any Environmental Law, and (ii) no Hazardous Substances currently are stored, used, generated, transported, handled, or otherwise present thereon, in material violation of any Environmental Law and in excess of (A) any concentrations or quantities that occur naturally thereon or that are present in construction materials, office equipment, or other office furnishings used in the existing improvements thereon, and (B) normal quantities of those Hazardous Substances customarily used in the conduct of the business of supplying Services, general administrative and executive office activities, and use and maintenance of computer systems (e.g., copier fluids and cleaning supplies).

              (b) To Sellers' knowledge, (i) no Seller has received any written notice that any part of the Owned Real Property or Leased Real Property or the operations thereon, including with respect to off-site waste disposal, is the subject of any proceeding or judgment relating to environmental matters, and
(ii) no part of the Owned Real Property, Leased Real Property, or the operations thereon is the subject of any proceeding or judgment relating to environmental matters. No Seller has received any written notice from any Governmental Authority regarding a material violation of any Environmental Law.

              (c) To Sellers' knowledge, Sellers have made available or delivered to Purchaser copies of any and all applications, correspondence and studies, including any and all material environmental engineering studies, any material tests or testing performed on, the Owned Real Property or Leased Real Property in their possession and relating to the Owned Real Property. To Sellers' knowledge, there is no sinkhole, coastal zone, flood plain, flood hazard area or wetlands in or on the Owned Real Property, which would restrict any use of the Owned Real Property as an office, warehouse, storage facility or other facility used by, in or for the Acquired Business.

              (d) To Sellers' knowledge, no information request has been issued to any Seller pursuant to section 104 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. or any other Environmental Laws with regard to the Owned Real Property or Leased Real Property or any activities conducted thereon, including off-site waste disposal.

              (e) To Sellers' knowledge, and except as set forth at Schedule 5.12(e) hereto, no underground storage tanks are or have been located at the Owned Real Property.

         5.13 Litigation. To Sellers' knowledge, and except as set forth at
Schedule 5.13 hereto, there are no judicial or administrative actions, proceedings, or investigations pending or threatened against any Seller in connection with any part of the Acquired Business other than the Mariner Bankruptcy Cases, except for such judicial or administrative actions, proceedings, or investigations pending or threatened against any Seller that, individually or in the aggregate, would not have a Material Adverse Effect on the Acquired Business from and after the Closing. To Sellers' knowledge, and except as set forth in Schedule 5.13 hereto, no Seller is subject to or in default in any material respect with respect to any final judgment, writs, injunctions, or decrees of any Governmental Authority, except for such violations and defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Acquired Business from and after the Closing.

         5.14 Included Mariner Receivables. The Included Mariner Receivables, if any, shall not be subject to recoupment and shall be collectible by Purchaser in full within the period(s) of time specified by the agreements giving rise to such accounts receivable (without any counterclaim or rights of set off). There are no refunds, discounts, rights of set off, assignments, or defenses affecting the Included Mariner Receivables.

                                    SECTION 6

               REPRESENTATIONS AND WARRANTIES OF GHV AND PURCHASER

              GHV and Purchaser, jointly and severally, make the following representations and warranties to MPAN, MHG and Sellers:

         6.1 Organization, Standing and Authority. Each of GHV and Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation. Subject to compliance with applicable provisions of the Bankruptcy Code, each of GHV and Purchaser has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as it is now being conducted. Subject to compliance with applicable provisions of the Bankruptcy Code and the entry by the Genesis Bankruptcy Court of the Purchaser's Approval Order, the enforceability of which is not stayed (i) each of GHV and Purchaser has all requisite corporate power and authority to enter into the transactions contemplated hereby, (ii) the execution, delivery, and performance of this Agreement by each of GHV and Purchaser and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all requisite corporate actions, (iii) this Agreement has been duly and validly executed and delivered by GHV and Purchaser, and (iv) (assuming this Agreement constitutes a valid and binding obligation of MPAN, MHG and Sellers) this Agreement constitutes a valid and binding obligation of each of GHV and Purchaser enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other Laws affecting creditors' rights generally from time to time in effect. Each of GHV and Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on its business.

         6.2 Transfer of Acquired Assets. At the Closing, and subject to the entry of the Purchaser's Approval Order by the Genesis Bankruptcy Court, the enforceability of which is not stayed, Purchaser shall have (i) the cash or cash equivalents unconditionally available from depositories or other financing sources to purchase, accept, and assume from Sellers the Acquired Assets and
(ii) the corporate power, right, and authority to fully and timely perform all duties, responsibilities, and obligations required to be performed by it under this Agreement at, from, and after the Closing.

         6.3 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by either GHV or Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either GHV or Purchaser.

         6.4 GHV's Senior Creditors' Steering Committee Approval. GHV has obtained its Senior Creditors' Steering Committee approval to enter into this Agreement and carry out its obligations hereunder.

                                    SECTION 7

                                    COVENANTS

         7.1  The Mariner Bankruptcy Courts Approvals.

              (a) In no event later than the dates required by Sections 7.17(a) and 7.17(b) hereof, as applicable, MPAN, MHG, and Sellers will file a motion or motions with the Mariner Bankruptcy Courts requesting the entry by such courts of (i) the "Bidding Procedures Order" substantially in the form attached at
Schedule 7.1(a)(i) hereto (with such material changes thereto as all Parties shall approve in writing in their reasonable discretion) and (ii) the Sellers' Approval Orders substantially in the form attached at Schedule 7.1(a)(ii) hereto (with such material changes thereto as all Parties shall approve in writing in their reasonable discretion).

              (b) If the Sellers' Approval Orders, the Bidding Procedures Order or any other orders of the Mariner Bankruptcy Courts relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing, reconsideration or reargument shall be filed with respect thereto), MPAN, MHG, and Sellers agree to take all steps as may be commercially reasonable and appropriate to defend against such appeal, petition, or motion, and GHV and Purchaser each agrees to cooperate in such efforts. Each Party hereto agrees to use its commercially reasonable efforts to obtain an expedited resolution of such appeal, provided that nothing herein shall preclude the Parties hereto from consummating the transactions contemplated herein if the Bidding Procedures Order or the Sellers' Approval Orders shall have been entered and not stayed and Purchaser has waived in writing the requirement that the Sellers' Approval Orders be Final Orders.

              (c) MPAN, MHG, and Sellers shall cooperate reasonably with GHV and Purchaser and their representatives in connection with the Bidding Procedures Order, the Sellers' Approval Orders, and the Purchasers' Approval Order. Such cooperation shall include consulting with GHV and Purchaser at GHV's or Purchaser's reasonable request concerning the status of such proceedings and providing GHV and Purchaser with copies of requested pleadings, notices, proposed orders, and other documents relating to such proceedings as soon as reasonably practicable in connection with any submission thereof to the Genesis Bankruptcy Court, Mariner Bankruptcy Courts, the MPAN Bankruptcy Court, or the MHG Bankruptcy Court, as the case may be.

         7.2  The Genesis Bankruptcy Court Approvals.

              (a) Subject to the provisions of Section 7.16 hereof, GHV and Purchaser will file a motion or motions with the Genesis Bankruptcy Court requesting the entry by such court of the Purchaser's Approval Order substantially in the form attached at Schedule 7.2(a) hereto (with such material changes thereto as all Parties shall approve in writing in their reasonable discretion).

              (b) If the Purchaser's Approval Order or any other orders of the Genesis Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing, reconsideration, or reargument shall be filed with respect thereto), GHV and Purchaser each agrees to take all steps as may be commercially reasonable and appropriate to defend against such appeal, petition, or motion, and MPAN, MHG, and Sellers agree to cooperate in such efforts. Each Party hereto agrees to use its commercially reasonable efforts to obtain an expedited resolution of such appeal, provided that nothing herein shall preclude the Parties hereto from consummating the transactions contemplated herein if the Purchaser's Approval Order shall have been entered and has not been stayed.

              (c) GHV and Purchaser shall cooperate reasonably with MPAN, MHG, and Sellers and their representatives in connection with the Bidding Procedures Order, the Sellers' Approval Orders, and the Purchaser's Approval Order. Such cooperation shall include consulting with MPAN, MHG, and Sellers at MPAN's, MHG's, and Sellers' reasonable request concerning the status of such proceedings and providing MPAN, MHG, and Sellers with copies of requested pleadings, notices, proposed orders, and other documents relating to such proceedings as soon as reasonably practicable in connection with any submission thereof to the Genesis Bankruptcy Court or the Mariner Bankruptcy Courts, as the case may be.

         7.3 Closing. The Parties shall use commercially reasonable efforts to consummate the transactions contemplated under this Agreement on the date that is the last day of the calendar month following the date on which the conditions precedent to Closing have been satisfied or waived or such other date as the Parties may agree in writing. In the event of any inconsistency between the provisions of this Section 7.3 and those of Section 4.1(i) with regard to the date of Closing, the provisions of this Section 7.3 shall govern.

         7.4 Conduct of Business by MPAN, MHG, and Sellers Pending the Closing. From the date hereof until the Closing, no Seller in respect of the Acquired Assets shall, other than in the ordinary course of business as currently conducted under and/or in accordance with the Mariner Bankruptcy Cases (i) enter into any material customer contract with respect to the Acquired Business which would have a Material Adverse Effect on the Acquired Business; (ii) sell, transfer, or otherwise dispose of any material tangible or intangible asset included in the Acquired Assets; (iii) grant any increase in the compensation or benefits of any employee who is employed primarily for the conduct of the Acquired Business; (iv) commit or enter into any agreement to do any of the foregoing, save, in all cases, with the prior written consent of Purchaser, which such consent shall not be unreasonably withheld; or (v) without consulting Purchaser, assign, modify, cancel, reject, fail to exercise a right of renewal or extension under, or otherwise impair or permit to lapse any Designated Contract.

         7.5 Conduct of Business by Purchaser After the Closing. From and after the Closing Date and until all Earnout Payments have been paid, and all objections or issues related thereto have been finally resolved in accordance with the provisions of Section 2.2(b) of this Agreement, Purchaser will use commercially reasonable efforts to perform its material obligations under the Independent Facility Contracts; provided, however, that the foregoing shall not be construed to limit (i) the ability of Purchaser to terminate any Independent Facility Contract or Independent Facility Arrangement, or permit any such contract or arrangement to expire, in each instance in accordance with the terms and conditions of such contract or arrangement, or (ii) the discretion or right of Purchaser to make business decisions of any kind with regard to the operation of the Acquired Business, including the decision to terminate or otherwise cease operations of the Acquired Business in any location (regardless of whether such location is subject to one or more Independent Facility Contracts or Independent Facility Arrangements). Notwithstanding anything to the contrary contained elsewhere in this Agreement, the sole and exclusive remedy of the Sellers, MPAN or MHG with regard to a breach of this Section 7.5 by Purchaser, shall be the remedy in respect of the payment of the Earnout Payments contemplated by Section 2.2(b)(ii)(C) under circumstances where an Independent Facility Contract has been terminated as a result of a breach of, or default under, such contract by Purchaser. However, none of Sellers, MPAN or MHG shall be entitled to any damages or other remedy of any kind as a consequence of a breach of the provisions of this Section 7.5, unless the conduct constituting a breach of this
Section 7.5 likewise has resulted in the termination of an Independent Facility Contract due to a breach of, or default under, such contract by Purchaser. This
Section 7.5 shall not restrict the right of MPAN or MHG to pursue remedies for the breach of any contract between Purchaser or GHV and any MPAN or MHG Facility or Affiliate thereof.

         7.6 Access and Information. MPAN, MHG, and Sellers shall afford to GHV and Purchaser and GHV's and Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives) reasonable access during normal business hours throughout the period prior to the Closing Date to all books, records, properties, and personnel of MPAN, MHG, and Sellers that pertain to the Acquired Assets and the Acquired Business and, during such period, shall furnish as promptly as practicable to GHV and Purchaser any and all such information as GHV and Purchaser may reasonably request pertaining to the Acquired Assets and the Acquired Business.

         7.7  Notification.

              (a) Each Party shall promptly notify the other of any litigation, arbitration, or administrative proceeding pending or, to the relevant Party's knowledge, threatened against such Party which challenges or, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Acquired Business or otherwise materially adversely affect the transactions contemplated hereby.

              (b) MPAN, MHG, and Sellers shall promptly provide written notice to GHV and Purchaser of any material change in any of the information contained in the representations or warranties made by MPAN, MHG, or Sellers in Section 5 or any of the Schedules attached hereto and shall promptly furnish any information that GHV or Purchaser may reasonably request in relation to such change, provided that such notice shall not operate to cure any breach of the representations and warranties made by MPAN, MHG, or Sellers in Section 5 above or in any Exhibits or Schedules referred to herein.

         7.8 Satisfaction of Conditions. Prior to Closing, each of the Parties shall use commercially reasonable efforts with due diligence and in good faith to promptly satisfy all the conditions precedent to Closing set forth in Section 3 above in order to expedite the consummation of the transactions contemplated hereby.

         7.9 Filings. Promptly following the entry of the Bidding Procedures Order, and to the extent permitted by applicable Law, GHV and Purchaser shall commence making, and shall diligently pursue thereafter, all requisite filings, notifications, applications, and requests for all Licenses and other third party consents and approvals necessary for the consummation of the transactions contemplated under this Agreement and Purchaser's ownership of the Acquired Assets and operation of the Acquired Business from and after the Closing (including all requisite filings, notifications, and applications under the HSR Act and for participating as a provider in the Medicare, Medicaid, and other relevant reimbursement programs). GHV and Purchaser shall pay all costs, filing fees, and other expenses necessary to (i) make all such filings, notifications, applications, and requests, and (ii) obtain all such Licenses and other third party consents and approvals. Prior to, at, and after Closing, MPAN, MHG, and Sellers shall cooperate with GHV and Purchaser (including by providing all information reasonably requested by GHV and Purchaser) with respect to (i) the transfer of any transferable Licenses to Purchaser, (ii) Purchaser's applications for any Licenses not transferable to Purchaser, and (iii) otherwise with respect to any License, consent, and approval sought or required by GHV and Purchaser in connection with the consummation of the transactions contemplated under this Agreement and Purchaser's ownership of the Acquired Assets and operation of the Acquired Business from and after the Closing; provided, however, that MPAN's, MHG's, and Sellers' obligations under this Section 7.9 shall not include the expenditure of out-of-pocket amounts or the waiver or modification of any of MPAN's, MHG's, or any Seller's claims against any entity from which consent or authorization may be sought or required for the transaction contemplated hereunder. Notwithstanding any provision in this Agreement to the contrary, Sellers shall have no obligation to transfer any Medicare, Medicaid, or other provider numbers or any of Sellers' other rights under any provider or supplier agreements with any Governmental Authority (other than their National Council for Prescription Drug Programs ("NCPDP") provider numbers, or rights with respect thereto, if requested by Purchaser), none of which are to be assigned to Purchaser hereunder.

         7.10 Employment Matters.

              (a) Except for those employees disclosed in writing by Purchaser prior to the execution and delivery of this Agreement and set forth on Schedule 7.10(a) which shall be attached to this Agreement on or prior to the Closing Date (the "Excluded Employees") (it being understood that employment will not be offered to any such Excluded Employees by Purchaser), Purchaser shall offer employment to all of the Acquired Business Employees on terms provided by Purchaser and with each such offer being contingent on completion of the Closing. Purchaser's obligation to employ such Acquired Business Employees shall be subject to such employees' compliance with the standard hiring practices of Purchaser. Each such employee who accepts such employment as of the Closing shall be referred to herein as a "Transferred Employee." MPAN, MHG, and Sellers shall not, directly or indirectly, from the date hereof solicit or induce any Acquired Business Employee (other than the Excluded Employees) to not accept or to terminate employment with Purchaser. Sellers shall terminate all Transferred Employees as of the Closing Date and shall pay to such Transferred Employees all unpaid compensation, as well as all earned benefits to which they are entitled under Sellers' employment policies and applicable Law. As of the Closing Date, Sellers shall have paid all contributions which are due and required by the Benefit Plans and Sellers shall otherwise be compliant in all material respects with the terms of the Benefit Plans and with applicable Laws.

              (b) Purchaser shall treat prior service with Sellers as service with Purchaser for purposes of eligibility to participate under all employee benefit plans covering Transferred Employees.

              (c) As soon as is practical after the Closing, MPAN, MHG, and Sellers shall (i) provide such employees an election to rollover their vested interests to Purchaser's defined contribution retirement plan; and (ii) rollover the full amount of the vested interests which the employees have elected to rollover, as soon as possible but not later than 6 months after the Closing Date, to the accounts of such employees under Purchaser's defined contribution retirement plan. Purchaser shall have no liability for any discontinuance, termination or other charges that may be due to any investment option or management providers or to any plan record keeping or other agents with respect to such termination and rollover of such employees' interests from Sellers' retirement plan(s), as the case may be, to Purchaser's retirement plan.

              (d) Sellers agree to continue to employ each Excluded Employee for the period of time following Closing specified on Schedule 7.10(a) (subject to each such Excluded Employee's consent), during which time Sellers shall direct each such Excluded Employee, as his or her full-time employment duty, to assist

Purchaser in connection with the Acquired Business or otherwise as Purchaser may reasonably direct. For the period of time following Closing specified on
Schedule 7.10(a), Purchaser shall reimburse Sellers for the salary and out-of-pocket expenses authorized by Purchaser, and the Transition Support Benefits (as specified in Schedule 7.10(a)) of each such Excluded Employee and Sellers shall be responsible for all other employment-related costs of each such Excluded Employee, including benefits and severance compensation (if any).

              (e) Purchaser agrees to offer to each Transferred Employee (i) employment for a period of at least 60 days (subject to termination of any Transferred Employee by Purchaser for cause), (ii) salary that is no less than 85% of his or her current salary, and (iii) work at a primary location that is not more than 25 miles from the Transferred Employee's current primary location of employment (subject to work related travel). If Purchaser breaches any of its covenants in the preceding sentence of this Section 7.10(e), and, solely as a consequence of such breach, Sellers incur liability to any Transferred Employees for severance pay, Purchaser and GHV shall reimburse Sellers for payments made to any Transferred Employee in respect of such severance pay; provided, however, that the reimbursement amount shall not exceed an amount equal to 3 months of such Transferred Employee's salary. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the sole and exclusive remedy for a breach by Purchaser of this Section 7.10(e) shall be the reimbursement provided for in the preceding sentence. Nothing in this Section 7.10(e) shall, however, create any rights in favor of any Person not a party hereto, including employees of the Acquired Business, or constitute an employment agreement or condition of employment for any employee of the Acquired Business who is a Transferred Employee.

         7.11 Additional Matters and Further Assurances.

              (a) Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, from and after the date hereof, MPAN, MHG, and Sellers shall use commercially reasonable efforts to obtain all consents and approvals to the assignment of the Designated Contracts to which any Seller is a party which may not be assigned to Purchaser under applicable provisions of the Bankruptcy Code without the consent or approval of the other party thereto.

              (b) In addition to the provisions of this Agreement, from time to time after the Closing Date, the Parties will use commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other actions as may be reasonably requested to implement more effectively, the conveyance, transfer and operation, as applicable, of the Acquired Assets and Acquired Business to or by Purchaser. In connection with the foregoing, for a period not to exceed 120 days following the Closing Date, MPAN, MHG, and Sellers shall (i) to the extent permitted by Sellers' PeopleSoft agreements, allow GHV and Purchaser reasonable access, upon reasonable advance written notice and during normal business hours, to data and information included within MPAN's, MHG's, and Sellers' PeopleSoft system in order to provide for a smooth transition of the appropriate data and information to GHV's and Purchaser's PeopleSoft system in connection with Purchaser's acquisition of the Acquired Business and (ii) to the extent permitted by the MCI Agreements, allow GHV and Purchaser to use the services provided under the MCI





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

Agreements in connection with the Acquired Business and reasonably cooperate with GHV and Purchaser with respect to the segregation of the Acquired Business from (y) the MCI WorldCom Network Service Agreement for Data Services dated December 14, 2000 between MPAN and MCI Worldcom ("MCI"), and (z) the MCI WorldCom Network Service Agreement for Voice Services dated December 14, 2000 between MPAN and MCI (collectively, the "MCI Agreements"); provided, however, that in the event MPAN, MHG, or any Seller incurs any costs, expenses, or liabilities solely for the benefit of Purchaser with respect to the foregoing, and GHV and Purchaser are the exclusive beneficiaries of such costs, expenses and liabilities, GHV and Purchaser shall timely reimburse MPAN, MHG, and said Seller upon request for the full amount of all such costs, expenses, or liabilities.

              (c) As an accommodation to Sellers following the Closing, and at no cost to Sellers, Purchaser shall direct and permit the relevant Transferred Employees to assist Sellers in connection with the closing of their books with respect to the last full calendar month immediately preceding the Closing. Sellers acknowledge and agree that the closing of their books will be in accordance with their reasonable and customary past practices. Sellers further acknowledge and agree that, in light of Purchaser's willingness to accommodate Sellers' needs with regard to the closing of their books, none of Purchaser, any of its Affiliates, or any of their respective directors, officers, or employees (including the Transferred Employees) shall have any Liability for any acts or omissions of the Transferred Employees in connection with the services to be provided pursuant to this Section 7.11(c).

              (d) The Parties shall cooperate and take such actions as may be reasonably requested by the other in order to effect an orderly transfer of the Acquired Business with a minimum of disruption to the operations and employees of the businesses of the Parties.

         7.12 Maintenance of Books and Records. Sellers and Purchaser shall preserve in accordance with the applicable record keeping requirements and regulations of the FDA, the DEA and state pharmacy boards in jurisdictions in which any of the Sellers and the Purchaser conduct business (or, with respect to any Seller, until such time as such Seller is liquidated) all records possessed by such Party relating to the Acquired Business prior to and continuing after the Closing Date until the later of (i) the end of all applicable time periods required by Law or (ii) the date upon which all Earnout Payments have been paid, and all objections or issues related thereto have been finally resolved in accordance with the provisions of Section 2.2(b) of this Agreement. After the Closing Date, where there is a legitimate purpose and subject to compliance with applicable Law, including patient confidentiality Laws, each Party shall provide the other Party with access during regular business hours, upon prior reasonable written request specifying the need therefor, to (y) the relevant officers and employees of such Party and (z) the books of account and records of such Party. In each case, such access shall be limited to matters relating to the Acquired Business prior to and after the Closing Date and, if permitted by applicable law, the Party and its representatives seeking access to such books and records shall have the right to make copies thereof. The foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of the Party with possession of the records, and with regard to such information constituting trade secrets or confidential business information of such Party the provisions of Section 7.13 shall apply. Such records may nevertheless be destroyed by a Party if such Party sends the other

Party written notice of its intent to destroy records, specifying with reasonable particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day following delivery of such notice unless the other Party objects to the destruction, in which case the Party seeking to destroy the records shall either agree to retain such records or to deliver such records to the objecting Party. At no cost to Sellers, Purchaser shall reasonably cooperate with Sellers, including providing access to books and records acquired from Sellers, as needed in connection with Sellers' reconciliation and resolution of any and all pre-Closing claims asserted by third-party claimants against Sellers in connection with the Mariner Bankruptcy Cases or otherwise.

         7.13 Confidentiality.

              (a) All information relating to MPAN, MHG, and Sellers and the Acquired Business and Acquired Assets obtained prior to the Closing by GHV and Purchaser and their financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives or otherwise in connection with the transactions contemplated hereby shall be kept confidential by GHV and Purchaser for a period of 3 years following the Closing Date; provided, however, that the foregoing shall not apply to (i) any information generally available to the public on the date hereof or which becomes generally available to the public through no fault of GHV or Purchaser, but only from and after the date such information becomes so available, (ii) any information obtained by GHV or Purchaser from a third party which GHV or Purchaser has no reason to believe is violating any obligation of confidentiality to MPAN, MHG, or any Seller, (iii) any information not first given to GHV or Purchaser by MPAN, MHG, or any Seller, or their agents, that was known to GHV or Purchaser as of the date of this Agreement or developed independently by them after the date hereof, or (iv) any information GHV or Purchaser is required by law to disclose; and provided, further, that GHV and Purchaser shall have no obligation with respect to, or be restricted in its use of, any such information after the Closing with respect to the Acquired Business and the Acquired Assets. In the event no Closing occurs and this Agreement shall have terminated or expired by its terms, upon the request of MPAN, MHG, or any Seller, GHV and Purchaser shall promptly return all such written information, and all copies thereof, to MPAN, MHG, and Sellers, and destroy all summaries and analyses prepared by GHV and Purchaser containing any such information and provide to MPAN, MHG, and Sellers written certification of such destruction. Notwithstanding the foregoing, this
Section 7.13(a) shall not in any way limit the disclosure of information by GHV or Purchaser to the extent reasonably required in connection with the efforts to obtain entry of the Bidding Procedures Order, the Sellers' Approval Orders, the Purchasers' Approval Order, and any other orders related to the consummation of the transactions contemplated by this Agreement. Until GHV and Purchaser are selected as the successful offeror, without the written consent of MPAN, MHG, and Sellers, GHV and Purchaser shall not initiate communications with any customer and/or supplier to the Acquired Business principally in respect of the Acquired Business. As soon as practicable, MPAN, MHG, Sellers, GHV, and Purchaser shall, in good faith, agree upon a reasonable plan for communication with customers and suppliers, and shall promptly put such plan into operation.

              (b) All information relating to GHV and Purchaser and their respective business, finances, and operations obtained prior to the Closing by MPAN, MHG, and Sellers and their financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives or otherwise in connection with the transactions contemplated hereby shall be kept confidential by MPAN, MHG, and Sellers for a period of 3 years following the Closing Date; provided, however, that the foregoing shall not apply to (i) any information generally available to the public on the date hereof or which becomes generally available to the public through no fault of MPAN, MHG, or any Seller, but only from and after the date such information becomes so available,
(ii) any information obtained by MPAN, MHG, or any Seller from a third party which MPAN, MHG, or such Seller has no reason to believe is violating any obligation of confidentiality to GHV or Purchaser, (iii) any information not first given to MPAN, MHG, or any Seller by GHV or Purchaser, or their agents, that was known to MPAN, MHG, or such Seller as of the date of this Agreement or developed independently by them after the date hereof, or (iv) any information MPAN, MHG, or any Seller is required by law to disclose. In the event no Closing occurs and this Agreement shall have terminated or expired by its terms, upon the request of GHV and Purchaser, MPAN, MHG, and Sellers shall promptly return all such written information, and all copies thereof, to GHV and Purchaser, and destroy all summaries and analyses prepared by MPAN, MHG, and Sellers containing any such information and provide to GHV and Purchaser written certification of such destruction. Notwithstanding the foregoing, this Section 7.13(b) shall not in any way limit the disclosure of information by MPAN, MHG, and Sellers to the extent reasonably required in connection with the efforts to obtain entry of the Bidding Procedures Order, the Sellers' Approval Orders, the Purchasers' Approval Order, and any other orders related to the consummation of the transactions contemplated by this Agreement.

              (c) The Parties agree to comply with applicable state and federal laws and regulations relating to the security, protection and privacy of individually identifiable health care information, including the Health Insurance Portability and Accountability Act of 1996 and regulations promulgated thereunder, as they may be amended from time to time.

         7.14 Further Solicitations. GHV, Purchaser, MPAN, MHG, and Sellers acknowledge that the officers and directors of MPAN, MHG, and Sellers have fiduciary duties under applicable Law to realize the highest and best offer for the assets and business of Sellers. Subject to the fiduciary duties and responsibilities of MPAN, MHG, and Sellers and their respective officers and directors under applicable Law, including applicable bankruptcy law, MPAN, MHG, and Sellers have entered into this Agreement and agree further that (i) until the Bidding Procedures Order is entered by the Mariner Bankruptcy Courts, MPAN, MHG, and Sellers will not initiate, solicit, entertain or knowingly encourage other acquisition proposals (other than any act which might be interpreted as such, arising from, or in connection with, filings by MPAN, MHG, and Sellers in the Mariner Bankruptcy Courts regarding the Bidding Procedures Order or the Sellers' Approval Orders or other necessary filings therein); (ii) on entry of the Bidding Procedures Order and until entry of the Sellers' Approval Orders, MPAN, MHG, and Sellers retain the rights to entertain unsolicited competing offers, including the right to (A) furnish information to, cooperate with, and facilitate offers from, unsolicited competing bidders, (B) negotiate definitive documents and purchase agreements on terms substantially similar to those of this Agreement with unsolicited competitive bidders, as contemplated by the Bidding Procedures Order, and (C) determine in their sole and absolute discretion, consistent with the Bidding Procedures Order, which bid, if any, to recommend to the Mariner Bankruptcy Courts for approval; and (iii) on entry of the Sellers' Approval Orders authorizing the sale of the Acquired Assets and

Acquired Business to Purchaser, MPAN, MHG, and Sellers will not solicit, initiate, entertain, knowingly encourage, or engage in any substantive discussions with any other Person regarding the proposed sale of the Acquired Assets or the Acquired Business other than with Purchaser and GHV.

              7.15 Restriction on Use of Names. From and after the Closing, Sellers shall retain the limited right to use the names of Sellers only in connection with (i) the Mariner Bankruptcy Cases, (ii) the application for, and approval of, new names under Sellers' Licenses with respect to the Excluded Medicare Part B Business and Assets and the ownership and operation of the Excluded Part B Business and Assets until the approval of new names under Sellers' Licenses with respect thereto, and (iii) any necessary or appropriate filings or submissions with any Governmental Authority, including Tax Returns and corporate filings and reports. Sellers' limited right to use the names of Sellers shall terminate no later than upon the later to occur of (y) the completion of (i) and (ii) above, and (z) the date that is 180 days after the Closing Date. Immediately upon the termination of Sellers' limited right to use the names of Sellers pursuant to the preceding sentence, Sellers covenant and agree to cease use of all of the names of Sellers and any variations thereof (including all corporate names, fictitious names, product names and service names) and to file proper amendments to each of the Sellers' articles or certificates of incorporation changing each Seller's corporate name to a name that is not similar to any of Sellers' corporate names, fictitious names or any variations thereof. Sellers covenant and agree that upon Purchaser's request, Sellers shall promptly sign all consents and other documents that may be necessary to allow Purchaser to use any name used by any Seller at any time on or before the Closing Date.

              7.16 Purchaser's Submission to the Genesis Bankruptcy Court. If the plan of reorganization filed by GHV and Purchaser with the Genesis Bankruptcy Court (the "Genesis Plan of Reorganization") shall have become effective prior to November 2, 2001, then GHV and Purchaser shall no longer be obligated to pursue the approval or otherwise obtain entry of the Purchaser's Approval Order, as contemplated elsewhere in this Agreement, and such requirement shall be of no further force or effect. The Parties agree to cooperate with each other for the purpose of preparing and executing any modifications to this Agreement or any other documents that may be required as a consequence of the occurrence of the effective date of the Genesis Plan of Reorganization, including re-execution and delivery of this Agreement by revested GHV and Purchaser and obtaining all other necessary third party consents and approvals. Notwithstanding the foregoing, if the Genesis Plan of Reorganization has not become effective by the date which is the latest date on which motions can be filed (and notices served) for purposes of obtaining a hearing before the Genesis Bankruptcy Court on the Purchaser's Approval Order on November 2, 2001, then GHV and Purchaser shall file and serve the necessary and appropriate motions on or before such latest date, and request the November 2, 2001 hearing date. Under such circumstances and subject to the Genesis Plan of Reorganization not becoming effective on or prior to November 8, 2001, GHV and Purchaser shall have obtained the Genesis Bankruptcy Court's entry of the Purchaser's Approval Order by November 8, 2001.

         7.17 MPAN's, MHG's, and Sellers' Submissions to the Mariner Bankruptcy Courts.

              (a) MPAN, MHG, and Sellers shall file motions necessary and appropriate, and request a hearing date not later than October 15, 2001, in order to obtain the entry of the Bidding Procedures Order by the MPAN Bankruptcy Court and the MHG Bankruptcy Court, respectively. MPAN, MHG, and Sellers shall have obtained their respective Bankruptcy Court's entry of the Bidding Procedures Order by November 9, 2001.

              (b) MPAN, MHG, and Sellers shall submit the Sellers' Approval Orders to the Mariner Bankruptcy Courts for approval not later than the later to occur of (i) 10 days after the Purchaser's Approval Order (if required by the terms of this Agreement) becomes a Final Order or (ii) 5 days after the entry of the Bidding Procedures Order. MPAN, MHG, and Sellers shall have obtained entry by the Mariner Bankruptcy Courts of the Sellers' Approval Orders by December 24, 2001.

         7.18 Restriction on Acceptance of Other Offers. MPAN, MHG, and Sellers shall not accept a competing offer except in accordance with the bidding procedures set forth in the Bidding Procedures Order (the "Bidding Procedures").

         7.19 Option to Sublicense Compuaims Medicare Part B Billing Software. At any time after the Closing, upon the written request of any Seller and to the extent legally permissible, for a fee of $1.00 per annum, Purchaser shall grant to such Seller a non-exclusive sublicense to use the Compuaims Medicare Part B Billing Software. Upon exercise of the foregoing option, Purchaser and such Seller shall negotiate in good faith to reach a mutually acceptable form of sublicense agreement.

         7.20 Management Agreements.

              (a) If on or prior to Closing any Pharmacy License is not obtained with respect to Purchaser's operation of the Acquired Business at any particular location or within any particular jurisdiction (the "Unlicensed Business Location"), then, in such event and assuming the satisfaction or waiver of all other conditions to Closing pending receipt of the applicable Pharmacy License(s) with respect to each Unlicensed Business Location each applicable Seller and Purchaser shall enter into a management agreement in the form attached at Schedule 7.20 hereto (the "Management Agreement") with respect to such Unlicensed Business Location.

              (b) MPAN, MHG and Sellers covenant and agree that they will cure, correct and/or remove (and pay all direct expenses, including those in the nature of fines and penalties, associated with or related to such cure, correction or removal) all deficiencies or impediments that must be corrected or removed as a condition to the issuance of the Pharmacy Licenses required for Purchaser's operation of the Acquired Business from and after the Closing to the extent that such deficiencies or impediments (i) relate to a Seller's or Sellers' ownership or operation of a pharmacy and (ii) are disclosed in writing by a member, representative or employee of a Governmental Authority having authority to issue a Pharmacy License (the impediments and deficiencies described above are herein individually referred to as a "Deficiency" and collectively referred to as "Deficiencies", and the expenses associated with the cure and/or correction thereof are referred to herein as the "Deficiency Expenses"). MPAN, MHG and Sellers additionally covenant and agree to promptly pay all Deficiency Expenses, it being understood that MPAN's, MHG's and Sellers' payment obligations hereunder (i) shall not enjoy the protection of the Threshold contemplated by Section 9.6 hereof, (ii) shall be paid in cash when due including promptly when required as a condition to the issuance of a License to Purchaser, and (iii) Purchaser's remedies with respect to any failure of MPAN, MHG and/or Sellers to satisfy their respective obligations under this
Section 7.20(b) shall not be limited to the set off against the Earnout Payments contemplated by Section 9.5 hereof.

         7.21 Use of Service Mark. Purchaser and GHV shall have a period of one year from and after the Closing to (i) dispose of all stationary and marketing and other materials in their possession bearing the service mark depicted at
Schedule 7.21 hereto (the "Service Mark"), (ii) remove such Service Mark from all motor vehicles included in the Acquired Assets, and (iii) remove such Service Mark from all signage at locations at which Purchaser operates the Acquired Business from and after the Closing. Purchaser shall not use the Service Mark in connection with the creation of any new materials. At the expiration of the one year period mentioned above, Purchaser shall cease all use of the Service Mark or anything confusingly similar to the Service Mark.

                                    SECTION 8

                                   TERMINATION

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

              (a) by mutual written consent of all Parties;

              (b) by either MPAN, MHG, and Sellers, collectively, or by GHV and Purchaser, collectively (provided that any of the Parties seeking termination is not then in material breach of any provision of this Agreement):

                  (i) if the Closing has not occurred on or prior to the earlier of (A) the latest Closing Date permitted by Sections 4.1 and 7.3 hereof, and (B) March 31, 2002 unless otherwise agreed by the Parties in writing;

                  (ii) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (iii) if the Mariner Bankruptcy Courts approve a higher and better offer in accordance with the Bidding Procedures.

              (c) by GHV and Purchaser (provided that neither GHV nor Purchaser is then in material breach of any provision of this Agreement):

                  (i) if (x) the Bidding Procedures Order shall not have been entered by November 9, 2001 (provided however, that if GHV or Purchaser shall not have exercised this termination right prior to the entry of the Bidding Procedures Order, then this termination right shall be deemed waived and shall no longer be exercisable by GHV or Purchaser), or (y) either of the Sellers'

Approval Orders has not become a Final Order by January 31, 2001 (provided however, that if GHV or Purchaser shall not have exercised this termination right prior to all of the Sellers' Approval Orders becoming Final Orders, then this termination right shall be deemed waived and shall no longer be exercisable by GHV or Purchaser);

                  (ii) if a material default or a material breach shall be made by MHG, MPAN, or any Seller with respect to the performance of any of their covenants or agreements contained herein, or if any of their representations or warranties contained in this Agreement shall have been inaccurate in any material respect as of the date of this Agreement, if such material default, breach or inaccuracy has not been cured (if capable of being cured) or waived within 30 days after written notice to MHG, MPAN, and Sellers specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction and such default, breach or misrepresentation would, if not cured, have a Material Adverse Effect on the Acquired Business or would materially and adversely affect the Acquired Assets, provided that if and to the extent that a misrepresentation consists of the failure to provide information relative to certain facts, circumstances or matters, the provision of the information in question shall not constitute cure if the facts, circumstances or matters previously undisclosed, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Business or would materially and adversely affect the Acquired Assets;

                  (iii) if any of the conditions set forth in Section 3.1 shall have become incapable of fulfillment or cure and shall not have been waived by GHV and Purchaser (provided GHV and Purchaser shall have provided written notice to Sellers specifying, in reasonable detail, the basis for the decision to terminate);

                  (iv) if any of the conditions set forth in Section 3.3 shall have become incapable of fulfillment or cure and shall not have been waived by GHV and Purchaser (provided GHV and Purchaser shall have provided written notice to Sellers specifying, in reasonable detail, the basis for the decision to terminate); or

                  (v) if (A) the Bidding Procedures Order is modified or amended without GHV's and Purchaser's consent, which consent shall not be unreasonably withheld or delayed, and (1) such modification or amendment (a) is materially adverse to Purchaser, or (b) makes any change to Paragraph 3 of the Bidding Procedures Order which is adverse in any respect to GHV and Purchaser, and (2) either the Sellers have not (a) acted in good faith or (b) used reasonable best efforts to oppose such modification or amendment, or (B) the successful offeror is not approved pursuant to a hearing or hearings before the Mariner Bankruptcy Courts on or before December 31, 2001, and either the Sellers have not (a) acted in good faith or (b) used reasonable best efforts to cause such approval to occur before such date; provided, however, that if GHV or Purchaser shall not have exercised this termination right prior to the approval of the successful offeror pursuant to a hearing or hearings before the Mariner Bankruptcy Courts, then this termination right pursuant to this Section 8.1(c)(v)(B) shall be deemed waived and shall no longer be exercisable by GHV or Purchaser.

              (d) by MPAN, MHG, and Sellers, collectively (provided that none of them is then in material breach of any provision of this Agreement):

                  (i) if a material default or material breach shall be made by GHV or Purchaser with respect to the performance of any of their respective covenants or agreements contained herein or if any of their respective representations or warranties contained in this Agreement shall have been inaccurate in any material respect as of the date of this Agreement, if such default, breach, or inaccuracy has not been cured (if capable of being cured) or waived within 30 days after written notice to GHV or Purchaser (as applicable) specifying in reasonable detail such claimed default, breach or inaccuracy and demanding its cure or satisfaction and such default, breach or misrepresentation would, if not cured, have a Material Adverse Effect on the Sellers, provided that if and to the extent that a misrepresentation consists of the failure to provide information relative to certain facts, circumstances or matters, the provision of the information in question shall not constitute cure if the facts, circumstances or matters previously undisclosed, individually or in the aggregate, would have a Material Adverse Effect on the Sellers;

                  (ii) if any of the conditions set forth in Sections 3.1 shall have become incapable of fulfillment or cure and shall not have been waived by MPAN, MHG, or any Seller (provided MPAN, MHG and Sellers shall have provided written notice to GHV and Purchaser specifying, in reasonable detail, the basis for the decision to terminate);

                  (iii) if any of the conditions set forth in Section 3.2 shall have become incapable of fulfillment or cure and shall not have been waived by MPAN, MHG, or any Seller (provided MPAN, MHG and Sellers shall have provided written notice to GHV and Purchaser specifying, in reasonable detail, the basis for the decision to terminate); or

                  (iv) if the Purchaser's Approval Order, to the extent required by the terms of this Agreement, shall not have been entered by November 8, 2001 (provided however, that if MPAN, MHG, and Sellers shall not have exercised this termination right prior to the entry of the Purchaser's Approval Order, then this termination right shall be deemed waived and shall no longer be exercisable by MPAN, MHG, and Sellers).

         8.2  Termination Payments.

              (a) If this Agreement is terminated (i) by MPAN, MHG, or Sellers other than as permitted in this Agreement, (ii) or by GHV and Purchaser pursuant to Section 8.1(c)(ii) or Section 8.1(c)(v), then MPAN, MHG, and Sellers, jointly and severally, shall forthwith pay Purchaser, in cash, an amount equal to $1,700,000 as liquidated damages, and the payment of such liquidated damages shall constitute full discharge of any liability of MPAN, MHG, and Sellers pursuant to this Agreement. The Parties acknowledge and agree that the damages which GHV and Purchaser would suffer upon any such termination of this Agreement as described in clauses (i) and (ii) above would be difficult to calculate, and that the foregoing liquidated damages amount represents the Parties' reasonable estimate of the actual damages that would be incurred by GHV and Purchaser in the event of any such termination.

              (b) If this Agreement is terminated pursuant to Section 8.1(b)(iii), Purchaser shall hold open as a back-up bid the offer contained in this Agreement (the "Back-Up Offer") for a period of 60 days following the date of the entry of the order(s) by the Mariner Bankruptcy Courts authorizing a sale to the successful offeror other than Purchaser (the "Overbid Approval Order").

The Back-Up Offer shall be on, and pursuant to, the terms and conditions set forth in this Agreement and there shall be no increase in the Purchase Price as a result of any additional bids by Purchaser at the time of the hearing on MPAN's, MHG's and Sellers' motions to approve the Sellers' Approval Order (the "Sale Hearing"). The Back-Up Offer may be accepted by MPAN, MHG and Sellers within such 60 day period by (i) terminating the sale contract with the successful offeror in accordance with its terms, (ii) providing to Purchaser written acceptance of the Back-Up Offer, and (iii) filing pleadings with the Mariner Bankruptcy Courts to confirm the sale to Purchaser pursuant to the Back-Up Offer in accordance with this Agreement. The Purchaser's Expenses shall be paid by Sellers to Purchaser promptly upon entry of the Overbid Approval Order, and the Break-Up Fee shall be paid by Sellers to Purchaser upon expiration of the 60 day period following entry of the Overbid Approval Order unless MPAN, MHG and Sellers have by that date accepted Purchaser's Back-Up Offer, in which case the aggregate amount of the Purchaser's Expenses therefore paid to Purchaser shall be returned by Purchaser to Sellers upon, and shall be a condition precedent under Section 3.2 of this Agreement, to the Closing hereunder. In the event Purchaser's Back-Up Offer is accepted by MPAN, MHG and Sellers as provided above, all deadlines and references to time periods in this Agreement shall be adjusted or extended, as appropriate, by that number of days which is equal to (i) 30 days, plus (ii) the number of days commencing on the day following the date of the entry of the Overbid Approval Order and ending on the date of the entry of the order(s) by the Mariner Bankruptcy Courts confirming the sale to Purchasers, but in no event shall any such period of adjustment or extension exceed 60 days.

              (c) If this Agreement is terminated (i) by GHV or Purchaser other than as permitted in this Agreement, or (ii) by MPAN, MHG, and Sellers, collectively, pursuant to Section 8.1(d)(i), then Sellers shall be entitled to pursue their available legal remedies against GHV and Purchaser. GHV and/or Purchaser shall pay to Sellers the amount of Sellers' damages arising out of the conduct of GHV and/or Purchaser described in Section 8.2(c)(i) and 8.2(c)(ii), as proven and established by Sellers in a proceeding at law; provided, however, that in no event shall Purchaser and/or GHV be liable for damages which, in the aggregate, exceed the amount obtained by subtracting the amount of Purchaser's and GHV's documented legal fees related to this Agreement and the transactions contemplated hereby from $10,000,000. The payment of such damages shall constitute full discharge of any liability of GHV and Purchaser pursuant to this Agreement.

              (d) If this Agreement is terminated pursuant to Section 8.1 for any reason other than those specified in Sections 8.2(a), (b) and (c) above, no Party shall be entitled to any payment hereunder and each Party shall bear its own costs and expenses.

         8.3  Procedure and Effect of Termination.

              (a) If this Agreement is terminated by MHG, MPAN, and Sellers, or by GHV and Purchaser, under Section 8.1, written notice thereof shall forthwith be given by the terminating Parties to the other Parties to this Agreement and this Agreement shall terminate (subject to the provisions of Section 8.2 and this Section 8.3) and the transactions contemplated hereby shall be abandoned without further action by any of the Parties hereto.

              (b) If this Agreement is terminated as provided herein, then the Parties shall be released from future performance and no Party hereto shall have any liability or further obligation to any other Party resulting from such termination under this Agreement or otherwise except (x) any Party entitled to the payment of any sum, expense reimbursement or the Break-Up Fee pursuant to this Section 8 shall be entitled to enforce such obligation; and (y) Sections 7.13, 9 and 10 shall survive such termination.

                                    SECTION 9

                                 INDEMNIFICATION

         9.1 MPAN's, MHG's, and Sellers' Obligation to Indemnify. MPAN and the MPAN Sellers jointly and severally with respect to MPAN and the MPAN Sellers, and MHG and the MHG Sellers jointly and severally with respect to MHG and the MHG Sellers, shall indemnify, defend, and hold harmless GHV and Purchaser (and their successors, assigns, directors, officers, and Affiliates) (the "Purchaser Indemnitees") from and against any and all actions, suits, claims, demands, Liabilities, losses, damages, costs and expenses including reasonable attorneys' fees and court costs (collectively, "Losses") arising out of or caused by, directly or indirectly, any or all of the following:

              (a) Any misrepresentation, breach or failure of any warranty, representation, or certification made by MHG or any MHG Seller in this Agreement or pursuant hereto;

              (b) Any misrepresentation, breach or failure of any warranty, representation, or certification made by MPAN or any MPAN Seller in this Agreement or pursuant hereto;

              (c) Any Liability of MHG or any MHG Seller in connection with the Excluded Liabilities;

              (d) Any Liability of MPAN or any MPAN Seller in connection with the Excluded Liabilities;

              (e) Any failure or refusal by any of MHG, any MHG Seller or any Selling Affiliate of MHG to satisfy or perform any term, covenant or condition of this Agreement to be satisfied or performed by one or more of them;

              (f) Any failure or refusal by any of MPAN, any MPAN Seller or any Selling Affiliate of MPAN to satisfy or perform any term, covenant or condition of this Agreement to be satisfied or performed by one or more of them; and

              (g) Any defense, right of set off or right of recoupment of a Governmental Authority with respect to the Government Payment Program Proceeds included in the Acquired Assets (or with respect to the accounts receivable that underlie such Government Payment Program Proceeds) as a consequence of any act or omission of the Sellers.

         9.2 GHV's and Purchaser's Obligation to Indemnify. GHV and Purchaser shall, jointly and severally, indemnify and hold harmless MPAN, MHG, and Sellers (and their successors, assigns, directors, officers, and Affiliates) (the "Sellers' Indemnitees") from and against any and all Losses arising out of or caused by, directly or indirectly, any or all of the following:

              (a) Any misrepresentation, breach, or failure of any warranty, representation, or certification made by GHV or Purchaser in this Agreement or pursuant hereto;

              (b) Any Liability in connection with the Assumed Liabilities; and

              (c) Any failure or refusal by GHV or Purchaser to satisfy or perform any term, covenant, or condition of this Agreement to be satisfied or performed by GHV or Purchaser.

         9.3 Notice to Indemnifying Party. If any Party (the "Indemnitee") receives notice of any claim, occurrence or matter ("Indemnification Matter") with respect to which any other Party (or Parties) is obligated to provide indemnification (collectively, the "Indemnifying Party") pursuant to Section 9.1 or Section 9.2, the Indemnitee shall promptly give written notice thereof (the "Indemnification Notice") to the Indemnifying Party (including supporting documentation, if any). Such notice shall be a condition precedent to any Liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement. Except as provided below, the Indemnifying Party may compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted Liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel, as the case may be, shall cooperate in the compromise of, settlement or defense against, any such asserted Liability. The Indemnifying Party shall defend and control the defense of any asserted Liability. The Indemnitee may participate, at its own cost, in the compromise, settlement or defense of any such asserted Liability with counsel of its own choosing. Moreover, if the Indemnifying Party fails to assume the defense of any such matter, the Indemnitee may defend (and control the defense of) such matter with counsel of its own choosing at the sole cost and expense of the Indemnifying Party. In connection with the Indemnifying Party's defense of any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         9.4 Time Limitations. With respect to any Indemnification Matter under this Section 9, the Indemnifying Party shall have no Liability unless the Indemnitee gives an Indemnification Notice by the date which is the later of (i) the date by which the last of the Earnout Payments is scheduled to be paid, and
(ii) the date that the last of any disputes regarding the Earnout Payments has been finally resolved in accordance with the provisions of this Agreement. Notwithstanding the preceding sentence, with respect to any Indemnification Matter involving intentional misrepresentation or fraud or the failure of Sellers to remit accounts receivable or Government Payment Program Proceeds pursuant to Section 2.10 hereof, there shall be no such time limitation with respect to the Indemnification Notice or the Indemnifying Party's obligations to indemnify the Indemnitee.

         9.5 Set off as Exclusive Remedy. Other than with respect to Indemnification Matters involving intentional misrepresentation or fraud of Sellers, the failure of Sellers to remit accounts receivable or Government

Payment Program Proceeds pursuant to Section 2.10 hereof, Sellers' cure and correction of Deficiencies, or the payment of, the Deficiency Expenses pursuant to Section 7.20(b) hereof, the sole source of recovery for Losses for which Purchaser Indemnitees are entitled to indemnification hereunder shall be to set off such Losses against any and all monies owed to Sellers by Purchaser in respect of the unpaid Earnout Payments. Purchaser Indemnitees may set off all such Losses against the unpaid Earnout Payments without regard to the portion of such Losses for which any of MPAN, the MPAN Sellers, MHG or the MHG Sellers is responsible; provided, however, that the total amount of such Losses which Purchaser shall be entitled to set off against unpaid Earnout Payments shall in no event exceed (i) $18,000,000 for claims made from and after the Closing Date to the first anniversary of the Closing Date, (ii) $12,000,000 for claims made from and after the first anniversary of the Closing Date to the second anniversary of the Closing Date, and (iii) $6,000,000 for claims made from and after the second anniversary of the Closing Date until the third anniversary of the Closing Date. With respect to Losses arising out of (i) the intentional misrepresentation or fraud of MPAN, MHG or Sellers, or (ii) the failure of Sellers to remit accounts receivable or Government Payment Program Proceeds pursuant to Section 2.10 hereof, in each such instance that are not set off against Earnout Payments, the Purchaser Indemnitees acknowledge that they can only recover Losses from MPAN and the MPAN Sellers, jointly and severally, and MHG and the MHG Sellers, jointly and severally, as to their respective obligations in respect of such Losses. To the extent the invalidity, unenforceability or termination of an Independent Facility Contract results in Losses for which the Purchaser Indemnitees would be entitled to indemnification hereunder, the amount of such indemnification shall be reduced to the extent, if any, that the Earnout Payment otherwise payable hereunder has been reduced solely and directly as a result of the invalidity, unenforceability or termination of such Independent Facility Contract.

         9.6 Threshold. Neither the Purchaser Indemnitees, on the one hand, nor the Sellers' Indemnitees, on the other hand, shall be entitled to indemnification under this Section 9 until the aggregate Losses incurred and/or suffered by such Parties exceed $250,000 (the "Threshold"). At such time, if any, as either the Purchaser Indemnitees, or the Sellers' Indemnitees, incur and/or suffer aggregate Losses that exceed the Threshold, such Parties shall be entitled to indemnification under this Section 9 for the aggregate Losses incurred and/or suffered by them that exceed the amount of the Threshold. Notwithstanding the foregoing, neither the Purchaser Indemnitees nor the Sellers' Indemnitees shall enjoy the protections of the Threshold with respect to Indemnification Matters involving (i) intentional misrepresentation or fraud,
(ii) the failure to remit accounts receivable or Government Payment Program Proceeds pursuant to Section 2.10, (iii) Sellers' cure and correction of Deficiencies, or (iv) the payment of, Deficiency Expenses pursuant to Section 7.20(b) hereof.

         9.7 Additional Limitation Regarding Waivers of Conditions. In the event that, prior to the Closing, any Party (the "Notifying Party") notifies any other Party (the "Notified Party") in writing of a breach of a representation, warranty, covenant or obligation of such Notifying Party including any notification provided by a Notifying Party, pursuant to Section 7.7, and the Notified Party consummates the Closing notwithstanding such notification, the Notified Party shall not be entitled to pursue a claim under this Section 9 for Losses that result from such breach and any such breach shall be deemed to have been waived.

         9.8 Remedies Exclusive. It is understood and agreed that the remedies provided for by this Section 9 shall be exclusive and in lieu of any other rights and remedies available to the Parties hereunder, at law or in equity, to which a Party may be entitled. Notwithstanding the exclusive nature of the remedies provided by this Section 9, in the event that a third party brings a claim or action of any kind against one or more of the Purchaser Indemnitees in connection with one or more Excluded Liabilities at any time hereafter, the Purchaser Indemnitees shall not be prohibited from defending such claims or actions (i) on the basis that they did not assume such Excluded Liabilities under this Agreement, and/or (ii) by joining MPAN, MHG and the Sellers, or any thereof, as third party defendants (and taking other actions consistent therewith) in light of the continued responsibility of MPAN, MHG and the Sellers for such Excluded Liabilities. To the extent a Purchaser Indemnitee is sued by a third party in a court (or becomes subject to a proceeding of any kind), other than in the Bankruptcy Court, the limitation set forth in Section 10.8 shall not prevent such Purchaser Indemnitee from joining MPAN, MHG or any Seller as a third party defendant or otherwise in such action.

                                   SECTION 10

                               GENERAL PROVISIONS

         10.1 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of 5 Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a Party as shall be specified by like notice):

              (a)          If to GHV or Purchaser, to

                           Genesis Health Ventures, Inc.
                           101 East State Street
                           Kennett Square, PA  19348
                           Telecopy:  (610) 925-4242
                           Attention: Law Department

              with a copy to

                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, PA 19103
                           Telecopy: (215) 569-5555
                           Attention:  Stephen E. Luongo, Esq.

              and





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

              (b)          If to MPAN, MHG or Sellers, to

                           Mariner Post-Acute Network
                           One Ravinia Drive
                           Suite 1500
                           Atlanta, GA  30346
                           Telecopy:  (678) 443-6874
                           Attention: Boyd Gentry, Senior Vice President and
                                      Treasurer

              and to:

                           Mariner Post-Acute Network
                           One Ravinia Drive
                           Suite 1500
                           Atlanta, GA  30346
                           Telecopy: (678) 443-6792
                           Attention: Susan Thomas Whittle, Esq.,
                           Executive Vice President and General Counsel

              with a copy to

                           Reed Smith LLP
                           1301 K Street, N.W.
                           Suite 1100 - East Tower
                           Washington, DC 20005
                           Attention: Robert D. Clark, Esq.
                           Telecopy: (202) 414-9299

              and to:

                           Powell, Goldstein, Frazer
                           & Murphy, LLP
                           191 Peachtree Street, NE
                           16th Floor
                           Atlanta, Georgia 30303
                           Attention: Richard Green, Esq.
                           Telecopy: 404-572-6999

              and to:

                           Stutman, Treister & Glatt
                           3699 Wilshire Boulevard, Suite 900
                           Los Angeles, California 90010-2739
                           Attention; Ronald L. Fein, Esq.
                           Telecopy: 231-251-5288




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

         10.2 Survival of Representations, Warranties, and Covenants. All representations and warranties made by any Party in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the date of this Agreement, the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to the provisions of Section 9; provided, however, that the covenants contained in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the date of this Agreement, the Closing Date and the consummation of the transactions contemplated by this Agreement, in accordance with their terms.

         10.3 No Implied Warranties; No Liability of Agents.

              (a) Except for the specific representations and warranties of each of the Parties in this Agreement, none of the Parties, and none of their respective directors, officers, employees, Affiliates, agents, advisors or representatives makes or shall be deemed to have made any representation or warranty, either express or implied, to any Person who is not a party to this Agreement.

              (b) The directors, officers, employees, Affiliates, agents, advisors or representatives of MPAN, MHG, and Sellers shall not have any liability whatsoever to GHV or Purchaser or any of their directors, officers, employees, Affiliates, agents, advisors or representatives in respect of the specific representations and warranties of MPAN, MHG, and Sellers in this Agreement.

              (c) The directors, officers, employees, Affiliates, controlling Persons, agents, advisors or representatives of GHV and Purchaser shall not have any liability whatsoever to any of MPAN, MHG, or Sellers or any of their respective directors, officers, employees, Affiliates, controlling Persons, agents, advisors or representatives in respect of the specific representations and warranties of GHV or Purchaser in this Agreement.

         10.4 Insurance Proceeds. From the date of signing of this Agreement, in the event any of the Acquired Assets are damaged, destroyed or in any other way lost in circumstances giving rise to a claim for the value thereof under a policy of insurance, any amounts so recoverable shall, in the event the transactions contemplated hereby are consummated, be paid to Purchaser and, if such sums are paid after the Closing Date, MPAN, MHG, and Sellers shall direct the relevant insurer to pay the amount directly to Purchaser. MPAN, MHG, and Sellers shall maintain their real and personal property insurance policies in effect until Closing.

         10.5 Public Announcements. Subject to the requirements of applicable Law, and the content of pleadings in the Mariner Bankruptcy Cases and the Genesis Bankruptcy Cases, the timing and content of any press releases, public announcements, or other public communications concerning this Agreement or the transactions contemplated hereby shall be subject to the mutual agreement of MPAN, MHG, Sellers, GHV, and Purchaser.

         10.6 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 Entire Agreement; Assignment. This Agreement (including the Annexes, Schedules, Exhibits, and the other documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them, with respect to the subject matter hereof, including any transaction between or among the Parties hereto, and (ii) shall not be assigned by operation of Law or otherwise without the prior written consent of all Parties except that GHV and Purchaser may effect any such assignment to any of their Affiliates, but any such assignment shall not relieve GHV and Purchaser of any of their respective duties and obligations contained in this Agreement.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the rules of conflict of Laws of the State of Delaware or any other jurisdiction. Each of the Parties hereto irrevocably and unconditionally consents to the determination by the MPAN Bankruptcy Court, without a jury trial and in a contested matter as a "core proceeding" ( as such term is defined in 28 U.S.C. Section 157 or any successor provision) of any and all disputes concerning this Agreement, including disputes involving the validity, interpretation, effect, or enforcement of this Agreement, and each of the Parties hereto agrees that the MPAN Bankruptcy Court shall be the exclusive forum to hear, determine, and enter appropriate orders and judgments regarding all such disputes until the closing of the MPAN Bankruptcy Case, after which any and all disputes arising out of or under this Agreement shall be submitted to the MHG Bankruptcy Court, to the extent that the MHG Bankruptcy Case has not been closed, after which any and all disputes arising out of or under this Agreement shall be submitted to and determined by arbitration (in accordance with this Section as set forth below) for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby, waives any objection to the laying of venue of any such litigation therein, and agrees not to plead or claim that such litigation has been brought in an inconvenient forum. In the event a dispute is submitted to arbitration in accordance with the preceding sentence, Purchaser shall select one arbitrator, Sellers shall collectively select one arbitrator and the two selected arbitrators shall together select a third arbitrator who is neutral and unbiased, and who shall serve as the chairman of the panel. If the two arbitrators selected by Purchaser and Sellers are unable to agree upon the third arbitrator, or if (i) Purchaser is unable to or fails to select an arbitrator in accordance with this Section, or (ii) Sellers are unable to or fail to select an arbitrator in accordance with this Section, then the American Arbitration Association ("AAA") shall be designated by the parties to the dispute to appoint such arbitrator(s) to arbitrate the matter in accordance with this Section. The matter shall be arbitrated under the rules of the AAA applicable to commercial arbitrations then in effect, such arbitration to be held in Wilmington, Delaware. At any time before a decision of the arbitration panel has been rendered, the parties to the dispute may resolve the dispute by settlement. Each Party shall bear the fees and expenses of its own counsel, witnesses and the arbitrator selected by such Party. The decision of a majority of arbitrators shall be the award of the panel of arbitrators and shall be made in writing setting forth the award, the reasons for the decision and award and any dissenting opinion of the panel; shall be binding, final and conclusive on all Parties; shall not be appealable and shall include a finding for payment of the costs of such arbitration. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award. This agreement to arbitrate is specifically enforceable by the Parties to this Agreement.

         10.9 Expenses. Except as expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expenses. The foregoing shall not affect the legal right, if any, that any Party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

         10.10 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties hereto.

         10.11 Waiver. At any time prior to the Closing Date, the Parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

         10.12 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed by the other Parties hereto.

         10.13 Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any Person (other than a permitted assignee) not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         10.14 Court Approval. The consummation of the transactions contemplated by this Agreement is subject to the Sellers' Approval Orders and the Purchaser's Approval Order each becoming a Final Order and the Closing thereof shall occur promptly following the date (i) on which all conditions precedent to the Closing shall have been satisfied or waived, and (ii) that is at least one Business Day after the later of the Sellers' Approval Orders and the Purchaser's Approval Order shall have entered on the docket of the appropriate Bankruptcy Court for 10 days (as calculated in accordance with Bankruptcy Rule 9006(a), so long as a court of competent jurisdiction has not issued a stay order pending appeal of the Sellers' Approval Orders or the Purchaser's Approval Order prior to the Closing Date, in which case the Closing Date shall occur promptly following the date that any such stay pending appeal order is dissolved, abrogated, or otherwise rendered unenforceable by a court of competent jurisdiction (subject to the terms hereof and the satisfaction or waiver of all conditions to Closing). If the entry of the Sellers' Approval Orders or the Purchaser's Approval Order is denied by the Bankruptcy Court, this Agreement shall be of no force and effect, at law or in equity.

         10.15 Guaranty of Performance; Proportionate Liability. GHV hereby ensures and guarantees the full and timely performance by Purchaser of all of its duties, responsibilities and obligations under and pursuant to this Agreement. MPAN hereby ensures and guarantees the full and timely performance by the MPAN Sellers of all of their respective duties, responsibilities and obligations under and pursuant to this Agreement. MHG hereby ensures and guarantees the full and timely performance by the MHG Sellers of all of their respective duties, responsibilities, and obligations under and pursuant to this Agreement. Whenever, in or pursuant to this Agreement, MPAN, MHG, and Sellers have any joint and several obligation to indemnify any other Party for any Losses or to otherwise pay any costs, expenses, fees, Losses and the like, the joint and several obligation of MPAN, MHG, and each Seller to indemnify any other Party for any such Losses or to otherwise pay any such costs, expenses, fees, Losses and the like, shall be in proportion to their respective rights and interests in and to the Purchaser Price, or as the Mariner Bankruptcy Courts may otherwise determine.

         10.16 Representation by Counsel. The Parties acknowledge that they have been represented by independent legal counsel of their own choosing throughout all of the negotiations which preceded the execution and delivery of this Agreement. This Agreement is a fully negotiated document. As a result, any rule of construction providing for any ambiguity in the terms of the Agreement to be construed against the draftsperson of this Agreement shall be inapplicable to the interpretation of this Agreement.

         10.17 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties to this Agreement and their respective legal representatives, successors and permitted assigns, including any trustee appointed under chapters 11 or 7 of the Bankruptcy Code and any responsible officer or examiner appointed for any of the Parties.

         10.18 References to Knowledge. All references in this Agreement to the "knowledge" of MPAN, MHG, and/or Sellers shall mean, with respect to a specified matter or fact, the actual knowledge of one or more of Boyd Gentry, Tom Schleigh, Dave Carter, Chris Mollet, John Egfoske, Kathy Olson, Patrick Sager, Jacque Daly and Chris Winkle (the "Relevant Executive Officers") with regard to such specified fact or matter.

         10.19 Certain Terminations of Services Contracts.

               (a) Notwithstanding any provision in any Services Contract to the contrary, it is hereby understood and agreed by all Parties that, in the event any Services Contract applicable to the Mariner Facilities is terminated prior to the expiration of its then current term (a "Terminated Services Contract") as a result of, or in connection with (i) a sale, divestiture, or other disposition of the Mariner Facility which is party to such contract to a third party which is neither a debtor nor revested debtor in the Mariner Bankruptcy Cases nor the successor in interest under a confirmed plan of reorganization to the assets of a debtor in the Mariner Bankruptcy Cases, (ii) the rejection of the real property lease applicable to the Mariner Facility which is party to such contract pursuant to the MHG Bankruptcy Cases or the MPAN Bankruptcy Cases (as the case may be), or (iii) the closure or cessation of the operation of the Mariner Facility which is party to such contract (each Mariner Facility where any such event referenced in (i), (ii) or (iii) above occurs, a "Terminated Mariner Facility"), then, in any such event, except as specifically provided in
Section 10.19(b) below, none of MPAN, MHG, or any of their respective Affiliates

(including the Affiliate of MPAN or MHG which is the owner and/or operator of the Mariner Facility in question), shall be deemed to be in breach of, or default under, any such Terminated Services Contract by virtue of such termination and shall therefore have no liability whatsoever to GHV, Purchaser, or any of their respective Affiliates, successors, or assigns, as a result of such termination of such Terminated Services Contract.

               (b) Notwithstanding the provisions of Section 10.19(a) above, in the event that as of the first day of each calendar month through that date which is 30 months after the Closing Date (the "Calculation Period") on which date there are less than 172 Mariner Facilities (the "Mariner Facilities Threshold") which are party to Services Contracts covering the Line of Business identified in clause (i) of Section 2.2(b)(i)(G) (each, an "Active Mariner Facility") then MHG and MPAN, jointly and severally, shall promptly pay Purchaser liquidated damages monthly in an amount equal to the product of (i) $12,500 multiplied by (ii) the number by which the then-existing number of Active Mariner Facilities is less than the Mariner Facilities Threshold; provided, however, that the payment of such liquidated damages will continue only for such period as would have remained on the Services Contract to which each Terminated Mariner Facility was a party had such Services Contract not become a Terminated Services Contract by virtue of Section 10.19(a) above. For the purposes of calculating liquidated damages pursuant to the preceding sentence, if the successor operator (if any) of a Terminated Mariner Facility either: (x) assumes the Services Contract in effect at such Mariner Facility, or
(y) enters into a Contract with Purchaser or its Affiliate with a term of one year or more (or a shorter period if less than one year remains on the Terminated Services Contracts, provided that the term of the new Contract is coterminous with that which remained on the Terminated Services Contract) for the provision of some or all of the Services, then such Terminated Mariner Facility shall continue to be deemed an Active Mariner Facility. MHG and MPAN shall have no obligation to pay any liquidated damages pursuant to this Section 10.19(b) with respect to periods following the expiration of the Calculation Period. In addition, the number of Active Mariner Facilities shall be increased by each facility owned, managed or operated by an affiliate of Mariner which:
(1) (a) is not currently subject to a Services Contract, or (b) does not currently receive the Services described in clause (i) of Section 2.2(b)(i)(G) from Purchaser or any Affiliate of Purchaser, (2) enters into a Contract for the provision of Services described in clause (i) of Section 2.2(b)(i)(G), and which is coterminous with the Terminated Services Contract which such Contract is intended to replace and (3) in such Contract or accompanying transmittal it is specifically stated that such Contract is intended to be treated as an Active Mariner Facility under this Agreement.

               (c) So long as this Agreement has not been terminated pursuant to
Section 8.1, MPAN, MHG and the Sellers hereby agree to (i) suspend and not to exercise their rights under Paragraph 4 of the "Order Authorizing Certain Debtors To Enter Into Master Amendment To Various Pharmacy Service Agreements With Debtor American Pharmaceutical Services, Inc. and Affiliates," entered in each of their respective Bankruptcy Cases, to terminate the Services Contracts approved by such Order pursuant to confirmation of a plan or plans or reorganization, and (ii) waive such right of termination pursuant to confirmation of a plan or plans of reorganization effective upon Closing.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.



                                         MPAN, MHG AND SELLERS:
                                         ----------------------

                                         MARINER POST-ACUTE NETWORK, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         MARINER HEALTH GROUP, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         AMERICAN PHARMACEUTICAL SERVICES, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         COMPASS PHARMACY SERVICES, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         PINNACLE PHARMACEUTICAL SERVICES, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                         OCEAN PHARMACY, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         COMPASS PHARMACY SERVICES OF
                                         MARYLAND, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         AMERICAN MEDICAL INSURANCE BILLING
                                         SERVICES, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         APS PHARMACY MANAGEMENT, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         COMPASS PHARMACY SERVICES OF TEXAS,
                                         INC.

                                         By:____________________________________
                                            Name:
                                            Title:



                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                         GHV AND PURCHASER:

                                         GENESIS HEALTH VENTURES, INC.

                                         By:____________________________________
                                            Name:
                                            Title:


                                         NEIGHBORCARE PHARMACY SERVICES, INC.


                                         By:____________________________________
                                            Name:
                                            Title:

                                     Annex A

Unless otherwise defined herein, terms used herein shall have the meanings set forth below:

         "AAA" shall have the meaning set forth in Section 10.8 hereof.

         "Accrued Revenues" shall have the meaning set forth in Section 2.2(b)(i)B hereof.

         "Acquired Assets" shall have the meaning set forth in Section 2.1(a) hereof.

         "Acquired Business" means the businesses of the Sellers and their Affiliates with respect to the sale or provision of Services and other similar or closely related products and services to Facilities and the general public.

         "Acquired Business Employees" shall have the meaning set forth in
Section 5.7 hereof.

         "Acquired Medicare Part B Business and Assets" shall have the meaning set forth in Section 2.1(a) hereof.

         "Active Mariner Facility" shall have the meaning set forth in Section 10.19(b) hereof.

         "Affiliate" shall mean, with respect to a Person, another Person who controls, is controlled by or is under common control with the Person in question.

         "Agreement" shall have the meaning set forth in the first paragraph hereof.

         "Assignment and Assumption Agreement" shall have the meaning set forth in Section 4.2(f) hereof.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.6 hereof.

         "Assumed Reserved Liabilities" shall have the meaning set forth in
Section 2.3(a)(iii) hereof.

          "Austin Joint Venture" shall have the meaning set forth in Section 2.3(a)(ii) hereof.

         "Average Monthly Revenues" shall have the meaning set forth in Section 2(b)(i)(A) hereof.

         "Back-Up Offer" shall have the meaning set forth in Section 8.2(b) hereof.

         "Bankruptcy Code" means title 11 of the United States Code ss.ss. 101-1330.

         "Bankruptcy Court" shall have the meaning set forth in the Recitals hereof.

         "Benefit Plans" means each Pension Plan, each "employee welfare benefit plan" (as defined in section 3(1) of ERISA) and each stock option or other equity based, bonus, incentive or deferred compensation or severance plan or arrangement maintained, contributed to or required to be contributed to by MPAN, MHG, and Sellers, or any thereof, for the benefit of any current or former employees of the Acquired Business or their beneficiaries.

         "Bidding Procedures" shall have the meaning set forth in Section 7.18 hereof.

         "Bidding Procedures Order" shall have the meaning set forth in Section 7.1(a) hereof.

         "Bill of Sale" shall have the meaning set forth in Section 4.2(a) hereof.

         "Break-Up Fee" means $1,200,000.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

         "Calculation Period" shall have the meaning set forth in Section 10.19(b) hereof.

         "Cash Purchase Price" shall have the meaning set forth in Section 2.3(e) hereof.

         "Closing" shall have the meaning set forth in Section 4.1 hereof.

         "Closing Balance Sheet" shall have the meaning set forth in Section 2.3(c)(i) hereof.

         "Closing Date" shall have the meaning set forth in Section 4.1 hereof.

         "Closing Inventory" shall have the meaning set forth in Section 2.3(b) hereof.

         "Closing Net Current Assets" shall have the meaning set forth in
Section 2.3(c)(ii) hereof.

         "Closing Payment" shall have the meaning set forth in Section 2.2(a) hereof.

         "Closing Statement of Net Current Assets" shall have the meaning set forth in Section 2.3(c)(ii) hereof.

         "Closing Statements" shall have the meaning set forth in Section 2.3(d) hereof.

         "Closing Statements Objection Notice" shall have the meaning set forth in Section 2.3(d) hereof.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Contract" means any agreement, contract, commitment, or other binding arrangement or understanding, whether written or oral. Any Contract that takes the form of a lease, including any capitalized lease, shall be treated as a Contract under this Agreement and not as an owned asset subject to Liens.

         "Cure Costs" shall have the meaning set forth in Section 2.4(a) hereof.

         "Current Assets Holdback" shall have the meaning set forth in Section 2.3(a)(iv) hereof.

         "Current Assets Reduction" shall have the meaning set forth in Section 2.3(c)(iii) hereof.

         "DEA" means the Federal Drug Enforcement Agency.

         "Deficiency" and "Deficiencies" shall have the respective meanings set forth in Section 7.20(b)hereof.

         "Deficiency Expenses" shall have the meaning set forth in Section 7.20(b) hereof.

         "Designated Contracts" shall have the meaning set forth in Section 2.4(a) hereof.

         "Dollars" or "$" means dollars of the United States of America.

         "Earnout Audit" shall have the meaning set forth in Section 2.2(b)(ii)(F) hereof.

         "Earnout Deficiency Amount" shall have the meaning set forth in Section 2.2(b)(ii)(E) hereof.

         "Earnout Payment Objection Notice" shall have the meaning set forth in
Section 2.2(b)(ii)(E) hereof.

         "Earnout Payment Resolution Period" shall have the meaning set forth in
Section 2.2(b)(ii)(E) hereof.

         "Earnout Payment Statement" shall have the meaning set forth in Section 2.2(b)(ii)(D) hereof.

         "Earnout Payments" shall have the meaning set forth in Section 2.2(b)(ii)(A) hereof.

         "Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to the public health and safety and protection of the environment including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances, all as amended.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" shall have the meaning set forth in Section 2.1(b) hereof.

         "Excluded Employees" shall have the meaning set forth in Section 7.10(a) hereof.

         "Excluded Leases" shall have the meaning set forth in Section 2.4(c) hereof.

         "Excluded Liabilities" shall have the meaning set forth in Section 2.6 hereof.

         "Excluded Medicare Part B Business and Assets" shall have the meaning set forth in Section 2.1(b)(vi) hereof.

         "Extended Earnout Payout Objection Notice Date" shall have the meaning set forth in Section 2.2(b)(ii)(E) hereof.

         "Facility" and "Facilities" shall have the meanings set forth in
Section 2.2(b)(i)(C) hereof.

         "Facility Persons" shall have the meaning set forth in Section 2.2(b)(i)(C)1 hereof.

         "FDA" means the Food and Drug Administration.

         "Final Current Assets Reduction" shall have the meaning set forth in
Section 2.3(e) hereof.

         "Final Order" means an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or, in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order or judgment of the Bankruptcy Court was appealed, or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired, but shall not require the expiration of rights under Federal Rule of Bankruptcy Procedure 9024.

         "GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied.

         "Genesis Bankruptcy Cases" shall have the meaning set forth in the Recitals hereof.

         "Genesis Bankruptcy Court" shall have the meaning set forth in the Recitals hereof.

         "Genesis Plan of Reorganization" shall have the meaning set forth in
Section 7.16 hereof.

         "GHV" means Genesis Health Ventures, Inc.

         "Governmental Authority" means any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof, provided, in each case, that the relevant action in any given circumstance has the force of Law, or any federal, state, local or foreign court, tribunal or arbitrator of competent jurisdiction (including the Bankruptcy Court).

         "Government Payment Program(s)" shall have the meaning set forth in
Section 2.1(b)(v).

         "Government Payment Program Proceeds" means the proceeds of accounts receivable from Government Payment Programs, and all right, title and interest to payment of such proceeds.

         "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any Governmental Body in, under or pursuant to any Environmental Law to be capable of posing a risk of injury or damage to health, safety, property or the environment including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law, and (b) asbestos, polychlorinated biphenyls ("PCBs"), petroleum, petroleum products and urea formaldehyde.

         "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

         "Included Mariner Receivables" shall have the meaning set forth in
Section 2.3(a)(iv).

         "Indemnification Matter" shall have the meaning set forth in Section
9.3 hereof.

         "Indemnification Notice" shall have the meaning set forth in Section
9.3 hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 9.3 hereof.

         "Indemnitee" shall have the meaning set forth in Section 9.3 hereof.

         "Independent Facility" shall have the meaning set forth in Section 2.2(b)(i)(C) hereof.

         "Independent Facility Arrangements" shall have the meaning set forth in
Section 2.2(b)(i)(E) hereof.

         "Independent Facility Contract" shall have the meaning set forth in
Section 2.2(b)(i)(D) hereof.

         "Intellectual Property Rights" shall mean and include rights relating to patents, trademarks, service marks, trade names, copyrights, and all currently pending applications for any thereof, and any inventions, processes, trade secrets, know-how, confidentiality agreements, consulting agreements, software, software licenses or options to obtain rights or licenses and any documentation relating to the manufacture, marketing and maintenance of products.

         "Inventory" means any raw materials, supplies, work-in-progress, finished goods, parts or other inventory of any nature whatsoever.

         "June Balance Sheet" shall have the meaning set forth in Section 2.3(a)(i)(A) hereof.

         "June Inventory" shall have the meaning set forth in Section 2.3(a)(i)(A) hereof.

         "Law" means any provision of any federal, state, local or foreign law, statute, ordinance, charter, constitution, treaty, code, rule, regulation or guidelines (including the Medicare and Medicaid fraud and abuse provisions of the Social Security Act and the Civil Monetary Penalty Law of the Social Security Act, the applicable recordkeeping, inventory and other requirements and regulations of the FDA, the DEA and state pharmacy boards), or any order, decree or ruling.

         "Leased Real Property" means all real property leased and used or held for use by Sellers in the operation of the Acquired Business.

         "Liability" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

         "Licenses" shall have the meaning set forth in Section 5.9 hereof.

         "Lien" means any security interest, lien, charge, mortgage, deed, assignment, pledge, hypothecation, claim, encumbrance, easement, restriction, or interest of another Person of any kind or nature.

         "Line of Business" shall have the meaning set forth in Section 2.2(b)(i)(F) hereof.

         "Losses" shall have the meaning set forth in Section 9.1 hereof.

         "Management Agreement" shall have the meaning set forth in Section 7.20(a) hereof.

         "March Financial Statements" shall have the meaning set forth in
Section 2.3(a)(i)(A) hereof.

         "Mariner Bankruptcy Cases" shall have the meaning set forth in the Recitals hereof.

         "Mariner Bankruptcy Courts" shall have the meaning set forth in the Recitals hereof.

         "Mariner Facilities" shall have the meaning set forth in Section 2.1(b)(vi) hereof.

         "Mariner Facilities Threshold" shall have the meaning set forth in
Section 10.19(b) hereof.

         "Mariner Receivables" means all accounts receivable from MPAN, MHG and their Affiliates (other than Sellers).

         "Material Adverse Effect" means, with respect to the businesses or entities specified, any event, change, condition or matter in respect thereof that, individually or in the aggregate, results in or would be reasonably expected to result in, a material adverse effect on the business, results of operations, assets, or condition (financial or otherwise) of the specified businesses or entities, taken as a whole, and any reference to Material Adverse Effect with respect to Sellers, the Acquired Business or the Acquired Assets shall be interpreted to mean a Material Adverse Effect on Sellers, the Acquired Business or the Acquired Assets, as the case may be, taken as a whole.

         "MCI" shall have the meaning set forth in Section 7.11(b) hereof.

         "MCI Agreements" shall have the meaning set forth in Section 7.11(b) hereof.

         "Medicare Part B Business and Assets" means any assets related to the provision of Medicare Part B Products and Services, including related accounts receivables, Inventory equipment and fixed assets.

         "Medicare Part B Products and Services" means products and services billed directly to the Medicare Part B program.

         "MHG" shall have the meaning set forth in the first paragraph hereof.

         "MHG Bank Group" means PNC Bank, in its capacity as Agent for MHG's and the MHG Sellers' senior secured prepetition lenders and in its capacity as Agent for MHG's and the MHG Sellers' postpetition debtor in possession lenders.

         "MHG Bankruptcy Cases" shall have the meaning set forth in the Recitals hereof.

         "MHG Bankruptcy Court" shall have the meaning set forth in the Recitals hereof.

         "MHG Sellers" shall have the meaning set forth in the first paragraph hereof.

         "MPAN" shall have the meaning set forth in the first paragraph hereof.

         "MPAN Bank Group" means the Chase Manhattan Bank, in its capacity as Agent for MPAN's and the MPAN Sellers' senior secured prepetition lenders and in its capacity as Agent for MPAN's and the MPAN Sellers' postpetition debtor in possession lenders.

         "MPAN Bankruptcy Cases" shall have the meaning set forth in the Recitals hereof.

         "MPAN Bankruptcy Court" shall have the meaning set forth in the Recitals hereof.

         "MPAN Sellers" shall have the meaning set forth in the first paragraph hereof.

         "NCPDP" shall have the meaning set forth in Section 7.9 hereof.

         "Net Current Assets" means the accounts receivable (other than the Mariner Receivables), rebate accounts receivable, Inventory, and prepaid expenses (to the extent usable and of benefit to Purchaser in its conduct of the Acquired Business), all as determined in accordance with Sellers' Accounting Policies, included in the Acquired Assets, subject to appropriate reserves.

          "Non-Compete Agreements" means the noncompetition agreements in the form attached at Schedule 3.3(h) to this Agreement.

         "Notified Party" shall have the meaning set forth in Section 9.7 hereof.

         "Notifying Party" shall have the meaning set forth in Section 9.7 hereof.

         "Overbid Approval Order" shall have the meaning set forth in Section 8.2(b) hereof.

         "Owned Real Property" means all real property owned by Sellers relating to the operation of the Acquired Business.

         "Paid Included Mariner Receivables" shall have the meaning set forth in
Section 2.3(c)(iii) hereof.

         "Party" or "Parties" are those Persons listed in the first paragraph of this Agreement.

         "Payment Date" shall have the meaning set forth in Section 2.2(b)(ii)(E) hereof.

         "Pension Plan" means each "employee pension benefit plan" as defined in section 3(2) of ERISA.

         "Permitted Liens" means the Liens set forth in Schedule 5.2.

         "Person" means any corporation, partnership, joint venture, limited liability company, organization, entity, authority or individual.

         "Pharmacy License" shall have the meaning set forth in Section 5.9(a) hereof.

         "Pre-Closing Balance Sheet" shall have the meaning set forth in Section 2.3(a)(i)(B) hereof.

         "Pre-Closing Balance Sheet Date" shall have the meaning set forth in
Section 2.3(a)(i)(B) hereof.

         "Pre-Closing Inventory" shall have the meaning set forth in Section 2.3(a)(i)(B) hereof.

         "Pre-Closing Net Current Assets" shall have the meaning set forth in
Section 2.3(a)(ii) hereof.

         "Pre-Closing Statement of Net Current Assets" shall have the meaning set forth in Section 2.3(a)(ii) hereof.

         "Purchase Price" shall have the meaning set forth in Section 2.2(a) hereof.

         "Purchaser" means NeighborCare Pharmacy Services, Inc.

         "Purchaser Indemnitees" shall have the meaning set forth in Section 9.1 hereof.

         "Purchaser's Approval Order" shall have the meaning set forth in the Recitals hereof.

         "Purchaser's Calculation of the Current Assets Reduction" shall have the meaning set forth in Section 2.3(c)(iii) hereof.

         "Purchaser's Expenses" shall mean Purchaser's and GHV's aggregate reasonable out-of-pocket expenses (including reasonable financial advisors', accountants' or attorneys' fees and expenses), up to a maximum aggregate amount of $500,000, incurred in connection with the negotiation and performance of this Agreement and their due diligence investigation of MHG, MPAN, and the Sellers and the Acquired Assets and the Acquired Business in connection with this Agreement.

         "Real Property Leases" means all written and oral leases and subleases in effect as of the date hereof with respect to the Leased Real Property.

         "Relevant Executive Officers" shall have the meaning set forth in
Section 10.18 hereof.

         "Required Consents" shall have the meaning set forth in Section 3.3(f) hereof.

         "Resolution Period" shall have the meaning set forth in Section 2.3 (d) hereof.

         "Revenues" shall have the meaning set forth in Section 2.2(b)(i)(F) hereof.

         "Sale Hearing" shall have the meaning set forth in Section 8.2(b) hereof.

         "Seller" and "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

         "Sellers' Accounting Policies" shall have the meaning set forth in
Section 2.3(a)(i)(A) hereof.

         "Sellers' Approval Orders" shall have the meaning set forth in the Recitals hereof.

         "Sellers' Calculation of the Current Assets Holdback" shall have the meaning set forth in Section 2.3(a)(iv) hereof.

         "Sellers' Indemnitees" shall have the meaning set forth in Section 9.2 hereof.

         "Selling Affiliates" shall have the meaning set forth in Section 2.1(a) hereof.

         "Service Mark" shall have the meaning set forth in Section 7.21 hereof.

         "Services" shall have the meaning set forth in Section 2.2(b)(i)(G) hereof.

         "Services Contracts" shall have the meaning set forth in Section 5.4(c) hereof.

         "Statement of Assumed Reserved Liabilities" shall have the meaning set forth in Section 2.3(a)(iii) hereof.

         "Statement of Estimated Assumed Reserved Liabilities" shall have the meaning set forth in Section 2.3(a)(iii) hereof.

         "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any other country or by any state, municipality, subdivision or instrumentality of the United States or of any other country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

         "Temporary Occupancy Provision" shall have the meaning set forth in
Section 2.4(c) hereof.

         "Terminated Mariner Facility" shall have the meaning set forth in
Section 10.19(a) hereof.

         "Terminated Services Contract" shall have the meaning set forth in
Section 10.19(a) hereof.

         "Transferred Employee" shall have the meaning set forth in Section 7.10(a) hereof.

         "Threshold" shall have the meaning set forth in Section 9.6 hereof.

         "Undisclosed Contract" shall have the meaning set forth in Section 2.4(b) hereof.

         "Undisclosed Contract Designation Date" shall have the meaning set forth in Section 2.4(b) hereof.

         "Unlicensed Business Location" shall have the meaning set forth in
Section 7.20(a) hereof.